EXHIBIT 3.2


                              ARTICLES OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                           GLOBAL MAINTECH CORPORATION


         I, the undersigned, James Geiser, Chief Financial Officer and Secretary of Global MAINTECH Corporation, Inc. (the "Corporation") organized under and pursuant to the provisions of Minnesota Statutes, Chapter 302A, hereby certify that the Board of Directors of the Corporation on August 6, 1999 duly approved a reverse split in the capital stock of the Corporation, with such reverse split to be effective upon the filing of these Articles of Amendment, and duly approved the Third Restated Articles of Incorporation of the Corporation as follows:


                                 THIRD RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           GLOBAL MAINTECH CORPORATION



                                 Article 1. Name

         The name of the corporation is Global MAINTECH Corporation.

                          Article 2. Registered Office

         The address of the registered office of the corporation is 7578 Market Place Drive, Eden Prairie, MN 55344.

                          Article 3. Authorized Shares

         3.1 Designation and Number. The aggregate number of authorized shares of the corporation is 10,711,724 shares, no par value, of which 887,980 shares shall be designated Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"), 123,077 shall be designated Series B Convertible Cumulative Preferred Stock (the "SERIES B PREFERRED STOCK"), 1,675 shall be designated as Series C Convertible Preferred Stock (the "SERIES C PREFERRED STOCK"), and 9,698,992 shares shall be divisible into such classes and series, have such designations, voting rights, and other rights and preferences and be subject to such restriction as the Board of Directors of the corporation may from time to time establish, fix and determine consistent with the provisions hereof. Unless otherwise designated in these Third Restated Articles by the Board of Directors, all issued shares shall be deemed "Common Stock" (as defined in Section 3.4(d)) with equal rights and preferences. The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are set forth in this Article 3.

         3.2 Dividend Provisions.

                  (a) Dividends shall be payable on the Series A Preferred Stock out of funds legally available for the declaration of dividends only if and when declared by the Board of Directors. No dividend shall be paid or declared, nor shall any distribution be made, on the Common Stock, unless holders of the Series A Preferred Stock shall participate in such dividend on a pro rata basis with the holders of Common Stock, counting shares of Series A Preferred Stock on an as-if-converted basis.

                  (b) Upon issuance, dividends shall accrue on each share of outstanding Series B Preferred Stock at an annual rate equal to $2.60 per share per annum (8% of the Series B Original Issue Price, as defined below). Such dividends shall be cumulative and shall be payable upon any conversion of the Series B Preferred Stock pursuant to Section 3.4 below. Such dividends shall be payable by the corporation, in its sole discretion, either entirely in cash out of legally available funds of the corporation or entirely in shares of unrestricted, freely tradable Common Stock; PROVIDED, HOWEVER, that prior to the payment of any such dividend in shares of Common Stock, the corporation shall deliver to the holders of the Series B Preferred Stock an opinion of counsel stating that all such shares have been validly registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), so as to be freely tradable, and that such shares are duly authorized, validly issued and nonassessable. For the purposes hereof, the number of shares of Common Stock issuable in lieu of any cash dividend payment shall equal the total dividend payment then due divided by the average closing bid price for one share of Common Stock as quoted on the Nasdaq Stock Market (or, if not so quoted on the Nasdaq Stock Market, as quoted in the over-the-counter market) for the ten consecutive trading days prior to the payment of such dividend. Dividends on shares of the Series B Preferred Stock shall accrue beginning on the date of issuance of the shares of Series B Preferred Stock, shall compound on an annual basis and shall be payable upon conversion of the Series B Preferred Stock. All accrued and unpaid dividends on the Series B Preferred Stock must be paid before any dividends may be declared or paid on any other junior series of Preferred or Common Stock issued by the corporation.

                  (c) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, subject to the prior declaration or payment of any dividend to which the holders of Series A Preferred Stock and Series B Preferred Stock are entitled, prior to, and in preference to, any declaration or payment of any dividend on the Common Stock, at a per share rate equal to eight percent (8%) per annum of the amount of the stated value of the Series C Preferred Stock (the "SERIES C STATED VALUE"), which Series C Stated Value shall initially be $1,000, and which dividends shall be payable upon conversion (based upon a 365 calendar day year) as set forth below. Dividends shall begin to accrue as of the date on which the Series C Preferred Stock were issued (the "SERIES C ISSUANCE DATE"). Any dividends payable pursuant to the provisions of this paragraph shall, at the corporation's option, be payable in cash or in unrestricted shares of Common Stock within five Business Days (as defined below) of when due. The number of shares of Common Stock issuable per share of Series C Preferred Stock in lieu of any cash dividend payment shall equal the dollar amount of dividends owed per share of Series C Preferred Stock divided by the Series C Conversion Price (as defined below) on the date that the dividends are payable (if such date is not a Trading Day, then the next Trading Day (as defined below) immediately thereafter).

                  Such dividends shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, computed at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart for all Series C Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series C Preferred Stock, Common Stock or other security of the corporation subordinate in liquidation to the Series C Preferred Stock. Holders of the Series C Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

         3.3 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary:

                  (a) the holders of Series A Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reasons of their ownership thereof, an amount equal to $.375 per share, subject to adjustment in the event of any stock dividend, split, distribution or combination with respect to the Series A Preferred Stock. If upon the occurrence of such event, the assets and funds of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they shall be entitled, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets and funds of the corporation legally available for distribution to such holders in proportion to the amounts to which they would otherwise be entitled.

                  (b) subject to the prior liquidation preference of the holders of the Series A Preferred Stock, the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $32.50, as adjusted pursuant to Section 3.5(c) hereof (the "SERIES B ORIGINAL ISSUE PRICE"), and
(ii) an amount equal to cumulative unpaid dividends on such shares (such sum referred to as a "LIQUIDATION AMOUNT"). If upon the occurrence of such an event, the assets and funds of the corporation available for distribution to the holders of the Series B Preferred Stock shall be insufficient to pay to such holders the full amounts to which they shall be entitled, the holders of the Series B Preferred Stock shall share ratably in any distribution of assets and funds of the corporation legally available for distribution to such holders in proportion to the amounts to which they would otherwise be entitled.

                  (c) subject to the prior liquidation preference of the holders of Series A Preferred Stock and Series B Preferred Stock and prior and in preference to any distribution of any assets of the corporation to the holders of Common Stock, holders of each share of Series C Preferred Stock shall be entitled to receive out of the assets available for distribution to such holders the Series C Stated Value (as defined below) per share of Series C Preferred Stock held plus eight percent (8%) per annum thereon from the Series C Issuance Date to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the corporation (the "LIQUIDATION AMOUNT"). Upon completion of any required distribution to the holders of the Series A Preferred Stock and Series B Preferred Stock, if the assets of the corporation available for distribution to the holders of the Series C Preferred Stock shall be insufficient to pay such holders the full amounts to which they shall be entitled, the holders of the Series C Preferred Stock shall share ratably in any distribution of assets and funds of the corporation legally available for distribution to such holders in proportion to the amounts to which they would otherwise be entitled. After payment of the Liquidation Amount shall have been made in full to the holders of the Series C Preferred Stock or funds necessary for such payment shall have been set aside by the corporation in trust for the account of holders of the Series C Preferred Stock so as to be available for such payments, the holders of the Series C Preferred Stock shall be entitled to no further participation in the distribution of the assets of the corporation. Upon completion of the distribution required by subparagraphs (a),
(b) and (c) of this Section 3.3, if assets remain in the corporation, such remaining assets shall be distributed ratably among the holders of the Common Stock, Series A Preferred Stock and the Series B Preferred Stock in proportion to the number of shares of Common Stock held by each (assuming full conversion of all shares of Series A Preferred Stock and Series B Preferred Stock).

                  (d) (1) For purposes of this Section 3.3, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation, unless the corporation's shareholders as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                           (2) In any of such events, if the consideration
received by the corporation is other than cash, its value will be deemed its fair market value.

                           (3) In the event the requirements of this Section 3.3
are not complied with, the corporation shall forthwith either:

                                    (A) cause such closing to be postponed until
such time as the requirements of this Section 3.3 have been complied with, or

                                    (B) cancel such transaction, in which event
the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "PREFERRED STOCK") shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3.3(d)(4) hereof.

                           (4) The corporation shall give each holder of record
of Preferred Stock written notice of such impending transaction not later than 30 days prior to the shareholders' meeting called to approve such transaction, or 30 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction; PROVIDED, HOWEVER, that the holder of any shares of then outstanding Preferred Stock shall have the right during such applicable period to convert such shares pursuant to Section 3.3 hereof. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3.3, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than: (A) 30 days (20 days in the case of the holders of Series B Preferred Stock) after the corporation has given the first notice provided for herein; or (B) ten days after the corporation has given notice of any material changes provided for herein; PROVIDED, HOWEVER, that such periods may be shortened upon the written consent of the holders of the Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then-outstanding shares of Preferred Stock, each voting separately as a series.

         3.4 Conversion.

                  (a) Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof at any time into the number of shares of Common Stock of the corporation equal to the number obtained by dividing $.375 by the conversion price computed as hereinafter set forth (the "SERIES A CONVERSION PRICE") in effect for such Series A Preferred Stock at the time of conversion. The Series A Conversion Price shall be $1.875, subject to adjustment from time to time as hereinafter provided.

                           In order to exercise the conversion privilege, a
holder of Series A Preferred Stock shall surrender the certificate to the corporation at its principal office, accompanied by written notice to the corporation that the holder elects to convert a specified portion or all of such shares. Series A Preferred Stock shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of such holder of such shares of Series A Preferred Stock, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable on or after the conversion date, certificates representing the number of shares of Common Stock issuable upon conversion, rounded to the nearest full share, and a certificate or certificates for the balance of the Series A Preferred Stock surrendered, if any, not so converted into Common Stock.

                           The Series A Conversion Price is subject to
adjustment from time to time as follows:

                           (1) Dividends. In case the corporation shall declare
a dividend upon its shares of Common Stock payable otherwise than in cash out of earnings or surplus (including a dividend payable in shares of Common Stock), then thereafter each holder of shares of Series A Preferred Stock upon conversion thereof will be entitled to receive the number of shares of Common Stock into which such Series A Preferred Stock shall be converted and, in addition and without payment thereof, the cash, stock or other securities and other property (including Common Stock) which such holder would have received by way of dividends or distributions (otherwise than out of earnings or surplus) if continuously since the record date for any such dividend or distribution such holder (A) had been the record holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock shall be convertible, and (B) had retained all dividends or distributions in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock.

                           (2) Subdivisions and Combinations. In case the
corporation shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision or split shall be proportionately reduced, and conversely, in the event that the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (3) Reorganizations. In any capital reorganization or
reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in such reorganization, reclassification, consolidation, sale or merger in lieu of the shares of Common Stock of the corporation immediately theretofore receivable upon the conversion of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to number of shares of Common Stock immediately theretofore receivable upon the conversion of the Series A Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price and of the number of shares receivable upon the conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of the Series A Preferred Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series A Preferred Stock at the last address of such holders appearing on the books of the corporation the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                  (b) Conversion of Series B Preferred Stock. At the option of the holder thereof, each share of Series B Preferred Stock shall be convertible at any time during the period commencing on the day on which the resale of the Common Stock underlying the Series B Preferred Stock (the "SERIES B CONVERSION STOCK") is registered under the Securities Act and expiring on September 23, 2001; PROVIDED, HOWEVER, that if upon such expiration date the Series B Conversion Stock is not subject to an effective Registration Statement under the Securities Act, such expiration date shall be extended until 30 days after the Series B Conversion Stock is subject to an effective registration statement under the Securities Act (the "EXTENSION PERIOD"). Each share of Series B Preferred Stock shall be convertible at the office of the corporation or any transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price in effect on the date the certificate representing such share is surrendered for conversion (the "SERIES B CONVERSION DATE"). The Series B Conversion Price shall equal the average closing bid price of one share of Common Stock as quoted by the Nasdaq SmallCap Market, the Nasdaq National Market or the principal exchange upon which shares of Common Stock may be listed, or, if the Common Stock shall not then be quoted on the Nasdaq SmallCap Market or the Nasdaq National Market or listed on a national securities exchange, but shall otherwise be traded in the over-the-counter market, on such over-the-counter market, for the 20 consecutive trading days prior to the Series B Conversion Date (the "TRADING PERIOD") multiplied by .8 (the "SERIES B CONVERSION PRICE"); PROVIDED, HOWEVER, that in no event shall the Series B Conversion Price exceed $12.50 per share or be less than $3.75 (the "MAXIMUM PRICE" and "MINIMUM PRICE," respectively) per share; AND PROVIDED, FURTHER, that appropriate adjustments shall be made in determining the average closing bid price if a recapitalization or other event affecting the Common Stock shall occur during the Trading Period.

                           (1) Dividend Payment. Should the corporation,
pursuant to Section 3.2 hereof, not elect to pay all outstanding, cumulative, accrued and unpaid dividends on the Series B Preferred Stock in shares of its Common Stock, the corporation shall pay, in immediately available funds, to the holder of any shares of Series B Preferred Stock being converted, all such dividends within five business days of the date that it receives notice of such holder's intent to convert such shares pursuant to subsection 3.4(b)(3) below. Separately, should the corporation elect to pay all outstanding, cumulative, accrued and unpaid dividends on the Series B Preferred Stock in shares of its Common Stock, it shall, within five business days of receiving a notice of intent to convert from a holder of Series B Preferred Stock, deliver certificates representing such shares to such holder.

                           (2) Automatic Conversion. Any shares of Series B
Preferred Stock remaining outstanding on the later of September 23, 2001 or the expiration of any Extension Period shall be automatically converted as of such date pursuant to the conversion terms of this Section 3.4(b). In any event, the corporation shall, within five business days after automatic conversion of the Series B Preferred Stock, issue and deliver a certificate or certificates for the number of shares of Common Stock to which each former holder of Series B Preferred Stock is entitled. Notwithstanding the foregoing, no automatic conversion of the Series B Preferred Stock shall occur pursuant to this Section
3.4 unless (A) all shares of Common Stock underlying the Series B Preferred Stock may be sold pursuant to an effective registration statement under the Securities Act, (B) the Common Stock is listed and trading on The Nasdaq Stock Market, and (C) the corporation has reserved and available for issuance a number of shares of Common Stock sufficient to cover conversion of all outstanding shares of Series B Preferred Stock.

                           (3) Mechanics of Conversion. Before any holder of
Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice, via facsimile, to the corporation, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, immediately thereafter (and in any event no more than five business days thereafter), issue and deliver to such holder of Series B Preferred Stock at the address shown on the corporation's records or at such other address as such holder may designate by written notice to the corporation, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled pursuant to Section 3.4(b) and a certificate representing any shares of Series B Preferred Stock not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the Series B Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                           (4) Mechanics of Automatic Conversion. On the Series
B Conversion Date with respect to the automatic conversion pursuant to subsection 3.4(b)(2) above, the certificates representing shares of Series B Preferred Stock shall immediately represent that number of shares of Common Stock into which such shares are convertible. Holders of Series B Preferred Stock shall deliver their certificates, duly endorsed in blank, to the principal office of the corporation, together with a notice setting out the name or names (with addresses) and denominations in which the certificates representing such shares of Common Stock issuable upon conversion are to be issued and including instructions for delivery thereof. The person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and on the Series B

Conversion Date, and the rights of such person as a holder of shares of Series B Preferred Stock shall cease and terminate at and on the Series B Conversion Date, without regard to any failure by such holder to deliver the certificates or the notice required by this subsection 3.4(b)(4). On the Series B Conversion Date with respect to automatic conversion, the corporation shall pay all outstanding, cumulative, accrued and unpaid dividends, either by the issuance of shares of its Common Stock or in cash, pursuant to the provisions set forth in 3.2(b)(1) above; PROVIDED, HOWEVER, that should the corporation elect to pay such dividends by the issuance of additional shares of its Common Stock, the person entitled to receive such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such additional shares on the Series B Conversion Date.

                  (c) Conversion of Series C Preferred Stock. Each holder of Series C Preferred Stock shall have the right, at such holder's option, to convert the Series C Preferred Stock into shares of Common Stock, on the following terms and conditions:

                           (1) Subject to the provisions of Section 3.4(c)(11)
hereof, at any time or times, upon the earlier to occur of (A) the 61st calendar day after the Series C Issuance Date, or (B) the Effective Date (as defined below), any holder of the Series C Preferred Stock shall be entitled to convert any whole number of such holder's shares of Series C Preferred Stock into that number of fully paid and nonassessable shares of Common Stock equal to the number of shares of Series C Preferred Stock being converted multiplied by $1,000 and divided by the Series C Conversion Price (as defined below).

                           (2) For purposes of this Section 3.4(c), the
following terms shall have the following meanings:

                                    A "BUSINESS DAY" shall be any day other than
a Saturday, Sunday, national holiday or a day on which the New York Stock Exchange is closed.

                                    The "CLOSING BID PRICE" shall mean, for any
security as of any date, the last closing bid price for such security on the Nasdaq Stock Market as reported by Bloomberg L.P. ("BLOOMBERG"), or, if the Nasdaq Stock Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the NASD OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, the last closing trade price of such security as reported by Bloomberg, or, if no last closing bid or trade price is reported for such security by Bloomberg, the closing bid price shall be determined by reference to the closing bid price as reported on the Principal Market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the corporation and the holders of two thirds of the outstanding shares of Series C Preferred Stock.

                                    The "SERIES C CONVERSION PRICE" shall mean,
as of any Conversion Date (as defined below) the lesser of (A) $2.50 or (B)
80% of the average of the three Trading Days, during the hours of 9:30 a.m. and 4:00 p.m. Eastern Time, that have the lowest volume weighted average prices of the Common Stock during the 15 Trading Days (the "LOOKBACK PERIOD") immediately preceding the Conversion Date (hereinafter referred to as the "CURRENT PRICE") as reported by Bloomberg using the "AQR" function. On the last Trading Day of each month, starting on the first day of the fourth calendar month immediately following the Series C Issuance Date, the Lookback Period will be increased by two Trading Days until the Lookback Period equals a maximum of 30 Trading Days.

                                    "EFFECTIVE DATE" shall mean the date on
which the Securities and Exchange Commission (the "SEC") first declares effective a Registration Statement registering the resale of 200% of the number of shares of Common Stock issuable upon conversion of all of the Series C Preferred Stock outstanding on the Trading Day immediately preceding the day such Registration Statement is filed.

                                    A "TRADING DAY" shall mean a day on which
the Principal Market is open.

                                    The "PRINCIPAL MARKET" shall mean the Nasdaq
National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the NASD OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                           (3) Holders of Series C Preferred Stock may exercise
their right to convert the Series C Preferred Stock by telecopying an executed and completed notice of conversion in the agreed upon form (the "NOTICE OF CONVERSION") to the corporation and delivering to corporation the original Notice of Conversion and the certificate representing the Series C Preferred Stock being converted by reputable overnight courier. Each Business Day (between the hours of 7:00 a.m. and 4:00 p.m. Pacific Time) on which a Notice of Conversion is telecopied to and received by the corporation shall be deemed a "CONVERSION DATE." The corporation shall, at its expense, deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series C Preferred Stock (together with the certificates representing any shares of Series C Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within three Business Days after the Conversion Date; PROVIDED the corporation has received the original Notice of Conversion and Series C Preferred Stock certificate being so converted on or before the close of business of the third Business Day after the Conversion Date. In addition to any other remedies which may be available to the holders of shares of Series C Preferred Stock, in the event that the corporation fails to deliver such shares of Common Stock within such three Business Day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice (by similar method) to such effect to the corporation whereupon the corporation and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of

Conversion. The Notice of Conversion and Series C Preferred Stock certificates representing the portion of the Series C Preferred Stock converted shall be delivered as follows:

                  To the corporation:  Global MAINTECH Corporation
                                       7578 Market Place Drive
                                       Eden Prairie, MN 55344
                                       Attention: CEO
                                       Telephone: (612) 944-0400
                                       Facsimile: (612) 944-3311

                  with a copy to:      Ken Cutler
                                       Dorsey & Whitney LLP
                                       Pillsbury Center South
                                       220 South Sixth Street
                                       Minneapolis, Minnesota 55402-1498
                                       Telephone: (612) 343-2194
                                       Facsimile: (612) 340-2868


                                    In the event that shares representing the
Common Stock issuable upon conversion of the Series C Preferred Stock (the "SERIES C CONVERSION STOCK") are not delivered by the corporation within three Business Days after the Conversion Date, in addition to all other available remedies which such holder may be entitled, the corporation shall pay to the holders thereof, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Series C Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Series C Conversion Shares are not delivered, which liquidated damages shall run from the fourth Business Day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Series C Conversion Shares are delivered, at which time accrual of such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately. The payment of these liquidated damages by the corporation shall not relieve the corporation of its obligations under these Third Restated Articles of Incorporation.

                           (4) If the Common Stock issuable upon the conversion
of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series C Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series C Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

                           (5) If at any time or from time to time there shall
be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the corporation with or into another corporation, or the sale of all or substantially all of the corporation's properties and assets to any other person (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series C Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series C Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                           (6) Upon the occurrence of each adjustment or
readjustment of the Series C Conversion Price as provided herein, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series C Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The corporation shall, upon written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Series C Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series C Preferred Stock.

                           (7) Upon receipt by the corporation of evidence of
the loss, theft, destruction or mutilation of any Series C Preferred Stock certificate, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the corporation, and upon cancellation of the Series C Preferred Stock certificate, if mutilated, the corporation shall execute and deliver new certificates for Series C Preferred Stock of like tenure and date. However, the corporation shall not be obligated to reissue such lost or stolen certificates for shares of Series C Preferred Stock if the holder contemporaneously requests the corporation to convert such shares of Series C Preferred Stock into Common Stock.

                           (8) Each share of Series C Preferred Stock
outstanding three years from the Series C Issuance Date shall automatically be converted into Common Stock on such date, at the Series C Conversion Price as of such date, and such date shall be deemed the Conversion Date with respect to such shares.

                           (9) The corporation shall pay any and all original
issue and/or transfer taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series C Preferred Stock.

                           (10) In the event a holder shall elect to convert any
share or shares of Series C Preferred Stock as provided herein, the corporation cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said shares of Series C Preferred Stock shall have been issued and the corporation posts a surety bond for the benefit of such holder in the amount of 125% of the Series C Stated Value of the shares and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains a favorable judgment.

                           (11) For so long as the corporation has not received
a Notice of Conversion for such shares, the corporation may, at its option, repurchase, in whole or in part, the Series C Preferred Stock shares at the Redemption Price (as defined below). The Series C Preferred Stock is redeemable as a series, in whole or in part, by the corporation by providing written notice (the "REDEMPTION NOTICE") to the holder of the Series C Preferred Stock via facsimile at his or her address as the same shall appear on the books of the corporation (during any Business Day between the hours of 7:00 a.m. and 4:00 p.m. Pacific Time the Redemption Notice is received by the holders of the Series C Preferred Stock via facsimile is defined to be the "REDEMPTION NOTICE DATE"). Within ten Trading Days after the Redemption Notice Date the corporation shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series C Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "REDEMPTION DATE"). Partial redemptions shall be in an aggregate principal amount of at least $100,000. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the corporation will select those to be redeemed pro-rata amongst the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock then outstanding.

                                    The redemption price (the "REDEMPTION
PRICE") shall equal the greater of (A) 115% of the Series C Stated Value of the shares which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, or (B) the Economic Benefit (as defined below) of the shares of Series C Preferred Stock which are the subject of such Redemption Notice, subject to proportionate adjustment upon any adjustment of the Series C Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event. "ECONOMIC BENEFIT" shall mean the dollar value derived if the shares of Series C Preferred Stock which were the subject of the Redemption Notice were converted on the Redemption Notice Date and sold on the Redemption Notice Date at the Closing Bid Price of the Common Stock on the Redemption Notice Date.

                                    The Notice of Redemption shall set forth (A)
the Redemption Date and the place fixed for redemption, (B) the Redemption Price, (C) a statement that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on such Redemption Date, (D) a statement of or reference to the conversion right set forth herein, and (E) confirmation that the corporation has the full Redemption Price reserved as set forth below. If fewer than all the shares of the Series C Preferred Stock owned by such holder are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares. Within ten Trading Days of the Notice of Redemption Date, the corporation shall wire transfer the appropriate amount of funds to the holders of the Series C Preferred Stock. If the corporation fails to comply with the redemption provisions set forth herein it shall not be permitted to serve a Redemption Notice for a period of 60 calendar days after the Redemption Notice Date relating to the Redemption Notice with respect to which such failure to comply occurred. For the first five Trading Days after the Notice of Redemption Date the holder of the Series C Preferred Stock will retain his or her right to convert the Series C Preferred Stock. In the event the corporation has not complied with the redemption provisions set forth herein the corporation must comply with the delivery requirements of any then outstanding Conversion Notice as set forth herein. The holders shall send the shares of Series C Preferred Stock being redeemed to the corporation within three Business Days after they have received good funds for the Redemption Price of such shares.

                                    Subject to the receipt by the holders of the
Series C Preferred Stock being redeemed of the wire transfer of the Redemption Price as described above, each share of Series C Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series C Preferred Stock, including the right to conversion shall cease without further action.

                                    The corporation shall not be entitled to
send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                                    (A) the full amount of the Redemption Price
                  in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                                    (B) immediately available credit facilities,
                  in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

                                    (C) a combination of the items set forth in
                  (A) and (B) above, aggregating the full amount of the Redemption Price.

                  (d) General Provisions.

                           (1) Common Stock Defined. As used in this Section
3.4, the term "COMMON STOCK" shall mean and include the corporation's presently authorized common stock and shall also include any capital stock of any class of the corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of the corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of this corporation; PROVIDED that the shares issuable upon conversion of the Preferred Stock shall include shares designated as Common Stock of this corporation as of the date of issuance of such Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in section 3.4(a)(3) and 3.4(c)(4)above.

                           (2) No Impairment. The corporation will not, by
amendment of these Third Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

                           (3) No Fractional Shares. No fractional shares shall
be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued in connection with each conversion shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into shares of Common Stock and the number of shares of such Common Stock issuable upon such aggregate conversion.

                           (4) Reservation of Stock Issuable Upon Conversion.
The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's articles of incorporation. The corporation shall, so long as any share or shares of the Series C Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred Stock then outstanding; PROVIDED that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Series C Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (5) Restrictions and Limitations. Except as expressly
provided herein or as required by law, so long as any shares of Series C Preferred Stock remain outstanding, the corporation shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series C Preferred Stock, voting as a separate class, take any action that would adversely affect the rights, preferences or privileges of the holders of Series C Preferred Stock.

                                    Without limiting the generality of the
preceding paragraph, the corporation shall not, so long as any shares of Series C Preferred Stock remain outstanding, amend its Articles of Incorporation without the approval by the holders of all of the then outstanding shares of Series C Preferred Stock if such amendment would:

                           A. create any other class or series of capital stock
entitled to seniority as to the payment of dividends in relation to the holders of Series C Preferred Stock;

                           B. reduce the amount payable to the holders of Series
C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, or change the relative seniority of the liquidation preferences of the holders of Series C Preferred Stock to the rights upon liquidation of the holders of other capital stock of the corporation,

                           C. cancel or modify the conversion rights of the
holders of Series C Preferred Stock provided for in Section 3.4 hereof; or

                           D. cancel or modify the rights of the holders of the
Series C Preferred Stock provided for in this Section 3.

                           (6) No Reissuance of Series C Preferred Stock. No
share or shares of Series C Preferred Stock acquired by the corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock accordingly.

                           (7) 4.99% Limitation. The number of shares of Common
Stock which may be acquired by any holder pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by such holder, would result in such holder owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with any holder's right to convert any share or shares of Series C Preferred Stock over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as such holder does not own more than 4.99% of the then outstanding Common Stock at any given time. The foregoing limitation shall not apply to any automatic conversion pursuant to
Section 3.4(c)(8).

         3.5 Anti-Dilution Provisions.

                  (a) If at any time the corporation shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Series B Original Issue Price, the Maximum Price and the Minimum Price in effect immediately prior to such subdivision shall be proportionately reduced, and the corporation shall subdivide the Series B Preferred Stock in the same proportion. In case at any time the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series B Original Issue Price, the Maximum Price and the Minimum Price in effect immediately prior to such combination shall be proportionately increased, and the corporation shall combine the Series B Preferred Stock in the same proportion. Any adjustment under this paragraph 3.5(a) shall become effective at the close of business on the date the subdivision or combination shall become effective. The corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred Stock to such number of shares as shall be sufficient for any such purposes, including using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's articles of incorporation.

                  (b) The corporation shall provide the holders of Series B Preferred Stock with at least ten days prior written notice of any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of the corporation's assets to another corporation. Further, if any of the foregoing events shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the corporation immediately theretofore receivable upon the conversion of shares of Series B Preferred Stock, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of shares of Series B Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including provisions for adjustments of the Series B Conversion Price and of the number of shares of Common Stock issuable upon the conversion) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such Series B Preferred Stock. The corporation shall not effect any such reorganization, reclassification, consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by operation of law or written instrument, the obligation to deliver to such holders of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders of Series B Preferred Stock may be entitled to receive. Notice of such assumption shall be promptly mailed to the registered holders of Series B Preferred Stock hereof at the last address of such holder appearing on the books of the corporation.

                  (c) Upon any adjustment of the Series B Original Issue Price, the Maximum Price or the Minimum Price, then, and in each such case, the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each registered holder of Series B Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the Series B Original Issue Price, the Maximum Price or the Minimum Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (d) If any event occurs as to which in the good faith determination of the Board of Directors of the corporation the other provisions of this Section 3.5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holders of Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

                  (e) The corporation shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of these Third Restated Articles of Incorporation, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series C Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the corporation (1) shall not establish a par value of any shares of stock issuable upon conversion of the Series C Preferred Stock above the amount payable therefor on such conversion,
(2) shall take all such action as may be necessary or appropriate in order that the corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series C Preferred Stock from time to time outstanding, and (3) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the corporation (if the corporation is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series C Preferred Stock set forth herein.

         3.6 Voting Rights of Preferred Stock. The holder of each share of Preferred Stock shall have the right to vote on all matters submitted to the corporation's shareholders a number of votes equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock shall then be convertible (assuming a conversion as of the record date set for the vote); PROVIDED, HOWEVER, that holders of Series C Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

         3.7 Special Voting Rights for Series A Preferred Stock. Without the affirmative vote or consent of holders of at least a majority of the Series A Preferred Stock at the time outstanding, voting separately as a class, the corporation shall not:

                  (a) Authorize or issue any (1) additional Series A Preferred Stock or (2) shares of stock having priority over the Series A Preferred Stock or ranking on a parity therewith as to the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the corporation; or

                  (b) Declare or pay any dividend or make any other distribution on any shares of capital stock of the corporation at any time created and issued ranking junior to the Series A Preferred Stock with respect to the right to receive dividends and the right to the distribution of assets upon liquidation, dissolution or winding up of the corporation (the "JUNIOR STOCK"), other than dividends or distributions payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for any consideration (other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sale of other shares of Junior Stock) or set aside as a sinking fund for the redemption or repurchase of any shares of Junior Stock; or

                  (c) Amend the articles of incorporation of the corporation so as to adversely affect any of the rights, preferences or privileges of the holders of Series A Preferred Stock.

         3.8 Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3.4 hereof, the shares of Preferred Stock so converted shall be canceled.

         3.9 Notice Provisions.

                  (a) (1) If at any time: (A) the corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; (B) the corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (C) there shall be any capital reorganization, reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or (D) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation; in any such event, the corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the addresses of such holders as shown on the books of the corporation, on the date on which the books of the corporation shall close or a record shall be take for such dividend, distribution or subscription rights, or such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares of

Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the corporation's transfer books are closed in respect thereto.

                           (2) Upon any adjustment of the Series A Conversion
Price the corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of the Series A Preferred Stock at the addresses of such holders as shown on the books of the corporation, which notice shall state the Series A Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the Series A Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (3) In the event of any taking by the corporation of
a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series A Preferred Stock, at least 30 days' (20 days in the case of the holders of Series B Preferred Stock) prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (b) (1) The corporation shall provide all holders of shares of Series B Preferred Stock five business days' prior written notice of any adjustments in the Series B Original Issue Price, the Maximum Price, the Minimum Price or any other adjustments made pursuant to the provisions hereof.

                           (2) Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the corporation

                  (c) In the event of:

                           (1) any taking by the corporation of a record of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                           (2) any capital reorganization of the corporation,
any reclassification or recapitalization of the capital stock of the corporation, any merger of the corporation, or any transfer of all or substantially all of the assets of the corporation to any other corporation, or any other entity or person, or

                           (3) any voluntary or involuntary dissolution,
liquidation or winding up of the corporation, then and in each such event the corporation shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

                         Article 4. No Cumulative Voting

         There shall be no cumulative voting by the shareholders of the corporation.

                         Article 5. No Preemptive Rights

         The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the corporation.

                     Article 6. Written Action by Directors

         An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                          Article 7. Director Liability

         A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 7 became effective.

         If the Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

         Any repeal or modification of the foregoing provisions of this Article 7 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


Date: September 1, 1999

                                        /s/ James Geiser
                                        -----------------------------------
                                        James Geiser, Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES D CONVERTIBLE PREFERRED STOCK

                                       OF

                           GLOBAL MAINTECH CORPORATION

  (Adopted pursuant to Section 302A of the Minnesota Business Corporation Act)


                  The undersigned hereby certifies that the Board of Directors of GLOBAL MAINTECH CORPORATION, a Minnesota corporation (the "COMPANY"), duly adopted the following resolutions effective as of November 5, 1999:

                  RESOLVED, a series of preferred stock of the Company is created and the relative rights, preferences, and limitations of the shares of such series are as follows:

I. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series D Convertible Preferred Stock" (the "SERIES D PREFERRED STOCK") and the number of shares constituting the Series D Preferred Stock shall be 2,775. The Series D Preferred Stock shall have a stated value (the "STATED VALUE") of $1,000 per share.

II. Dividends.

         A. The holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, subject to the prior declaration or payment of any dividend to which the holders of Series A Convertible Preferred Stock of the Company (the "SERIES A Stock") and the Series B Convertible Preferred Stock of the Company (the "SERIES B STOCK") are entitled, and prior to, and in preference to, any declaration or payment of any dividend on the Common Stock of this Company, at a per share rate equal to eight percent (8%) per annum of the amount of the Stated Value of the Series D Preferred Stock, which is payable upon conversion (based upon a 365 calendar day year) as set forth below. Dividends shall begin to accrue as of the Issuance Date (as defined below). Any dividends payable pursuant to the provisions of this paragraph shall, at the Company's option, be payable in cash, or unrestricted shares of Common Stock of the Company within five Business Days (as defined below) of when due. The number of shares of Common Stock to be issued by the Company in lieu of a cash payment for dividends due as set forth herein shall be equal to the number of shares of Common Stock resulting from dividing the dollar amount of dividends owed by the Conversion Price (as defined below) on such date as the dividends are payable (if such date is not a Trading Day, then the next Trading Day (as defined below) immediately thereafter).

         B. Such dividends shall accrue on each share of Series D Preferred Stock from the Issuance Date, and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, for all Series D Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series D Preferred Stock, Common Stock or other security of the Company subordinate in liquidation to the Series D Preferred Stock. Dividends on the Series D Preferred Stock shall be non-participating and the holders of the Series D Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

III. Liquidation, Dissolution or Winding Up.

         A. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior liquidation preference of the holders of Series A Stock and Series B Stock and prior and in preference to any distribution of any assets of the Company to the holders of Common Stock , holders of each share of Series D Preferred Stock shall be entitled to receive out of the assets available for distribution to shareholders the Stated Value per share of Series D Preferred Stock plus eight percent (8%) per annum thereon from the Issuance Date (as defined below) to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the Company (the "LIQUIDATION AMOUNT").

         B. Upon the completion of any required distribution to the holders of the Series A Stock and Series B Stock, if the assets of the Company available for distribution to shareholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Company shall be distributed ratably to the holders of shares of Series D Preferred Stock.

         C. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series D Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series D Preferred Stock so as to be available for such payments, the holders of the Series D Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Preferred Stock of the Company in accordance with their respective terms.

IV. Voting. Holders of Series D Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

V. Conversion of Series D Preferred Stock. The holders of Series D Preferred Stock shall have the right, at such holder's option, to convert the Series D Preferred Stock into shares of Common

Stock, on the following terms and conditions:

         A. Subject to the provisions of Section XI hereof, at any time or times, upon the earlier to occur of (i) the 61st calendar day after the Issuance Date, or (ii) the Effective Date, any holder of the Series D Preferred Stock shall be entitled to convert any whole number of such holder's shares of Series D Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, which is determined (per share of Series D Preferred Stock) by dividing (x) $1,000, by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

         B. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

                  A "BUSINESS DAY" shall be any day other than a Saturday, Sunday, national holiday or a day on which the New York Stock Exchange is closed.

                  The "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Nasdaq Stock Market as reported by Bloomberg L.P. ("BLOOMBERG"), or, if the Nasdaq Stock Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the NASD OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, the last closing trade price of such security as reported by Bloomberg, or, if no last closing bid or trade price is reported for such security by Bloomberg, the closing bid price shall be determined by reference to the closing bid price as reported on the Principal Market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the Company and the holders of two thirds of the outstanding shares of Series D Preferred Stock.

                  The "CONVERSION PRICE" shall mean, as of any Conversion Date (as defined below) the lesser of (i) $5.4375 (the lowest Closing Bid Price of the Common Stock over the ten Trading Days ending on the Trading Day immediately preceding November 10, 1999) or (ii) 75% of the average of the three lowest Closing Bid Prices of the Common Stock during the 15 Trading Days (the "LOOKBACK PERIOD") immediately preceding the Conversion Date (hereinafter referred to as the "CURRENT PRICE"). On the last Trading Day of each month, starting on the first day of the fourth calendar month immediately following the Issuance Date, the Lookback Period will be increased by two Trading Days until the Lookback Period equals a maximum of 30 Trading Days.

                  "EFFECTIVE DATE" shall mean the date on which the Securities and Exchange Commission (the "SEC") first declares effective a Registration Statement registering the resale of 200% of the number of shares of Common Stock issuable upon conversion of all of the Series D Preferred Stock outstanding on the Trading Day immediately preceding the day such Registration Statement is filed.

                  The "ISSUANCE DATE" shall mean, with respect to each share of Series D Preferred Stock, the date of issuance of the applicable share of Series D Preferred Stock.

                  A "TRADING DAY" shall mean a day on which the Principal Market is open.

                  The "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the NASD OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  Holders of Series D Preferred Stock may exercise their right to convert the Series D Preferred Stock by telecopying an executed and completed notice of conversion in the agreed upon form (the "NOTICE OF CONVERSION") to the Company and delivering to Company the original Notice of Conversion and the certificate representing the Series D Preferred Stock being converted by reputable overnight courier. Each Business Day (between the hours of 7:00 a.m. and 4:00 p.m. Pacific Time) on which a Notice of Conversion is telecopied to and received by the Company shall be deemed a "CONVERSION DATE." The Company will deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series D Preferred Stock (together with the certificates representing the share or shares of Series D Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within three Business Days after the Conversion Date, provided the Company has received the original Notice of Conversion and Series D Preferred Stock certificate being so converted on or before the close of business of the third Business Day after the Conversion Date. In addition to any other remedies which may be available to the holders of shares of Series D Preferred Stock, in the event that the Company fails to deliver such shares of Common Stock within such three Business Day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice (by similar method) to such effect to the Company whereupon the Company and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series D Preferred Stock certificates representing the portion of the Series D Preferred Stock converted shall be delivered as follows:

         To the Company:

                           Global MAINTECH Corporation
                           7578 Market Place Drive
                           Eden Prairie, MN 55344
                           Attention: CEO
                           Telephone: (612) 944-0400
                           Facsimile: (612) 944-3311

         with a copy to:

                           Dorsey & Whitney LLP
                           Pillsbury Center South
                           220 South Sixth Street
                           Minneapolis, Minnesota 55402-1498
                           Attention: Ken Cutler
                           Telephone: (612) 340-2740
                           Facsimile: (612) 340-8378

                           In the event that shares representing the Common
Stock issuable upon conversion of the Series D Preferred Stock (the "CONVERSION SHARES") are not delivered by the Company within three Business Days after the Conversion Date, in addition to all other available remedies which such holder may be entitled, the Company shall pay to the holders thereof, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Series D Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the fourth Business Day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Conversion Shares are delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately. The payment of these liquidated damages by the Company shall not relieve the Company of its obligations under this Certificate of Designation.

         D. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series D Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series D Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

         E. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series D Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series D Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         F. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D Preferred Stock as provided herein, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series D Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The Company shall, upon written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock.

         G. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series D Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series D Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series D Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series D Preferred Stock if the holder contemporaneously requests the Company to convert such shares of Series D Preferred Stock into Common Stock.

         H. The Company shall not issue any fraction of a share of Common Stock upon any conversion. The Company shall round such fraction of a share of Common Stock up to the nearest whole share.

         I. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series D Preferred Stock which were not converted.

         J. Each share of Series D Preferred Stock outstanding two years from the Issuance Date shall automatically be converted into Common Stock on such date at the Conversion Price and such date shall be deemed the Conversion Date with respect to such shares.

         K. The Company shall pay any and all original issue and/or transfer taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series D Preferred Stock.

         L. Subject to the provisions of this Section, if the Company at any time shall issue any shares of Common Stock prior to the conversion of the entire Stated Value of the Series D Preferred Stock and dividends on such Series D Preferred Stock, otherwise than: (i) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof (including issuances pursuant to the Company's proposed transaction with Breece Hill Technologies, Inc. ) as described in writing to the holders prior to the Issuance Date or in SEC filings made by the Company prior to the Issuance Date, or (ii) all shares reserved for issuance pursuant to the Company's existing stock option, incentive, or other similar plan, which plan and which grant is approved by the Board of Directors of the Company ((i) and (ii) collectively referred to as the "EXISTING OBLIGATIONS"), for a consideration less than the fixed Conversion Price set forth in (i) of the definition of Conversion Price in Section V.B. above (as adjusted from the date hereof (the

"FIXED CONVERSION PRICE"), then, and thereafter successively upon each such issue, the fixed Conversion Price shall, from such date forward, equal the resulting quotient of the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Company upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the Existing Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         M. In the event a holder shall elect to convert any share or shares of Series D Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said shares of Series D Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of 125% of the Stated Value of the Series D Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains a favorable judgment.

VI. No Reissuance of Series D Preferred Stock. No share or shares of Series D Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series D Preferred Stock accordingly.

VII. Reservation of Shares. The Company shall, so long as any share or shares of the Series D Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series D Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Series D Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII. Restrictions and Limitations.

         A. Except as expressly provided herein or as required by law, so long as any shares of Series D Preferred Stock remain outstanding, the Company shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series D Preferred Stock, voting as a separate class take any action that would adversely affect the rights, preferences or privileges of the holders of Series D Preferred Stock.

         B. Without limiting the generality of the preceding paragraph, the Company shall not so long as any shares of Series D Preferred Stock remain outstanding amend its Articles of Incorporation without the approval by the holders of all of the then outstanding shares of Series D Preferred Stock if such amendment would:

                  1. create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series D Preferred Stock;

                  2. reduce the amount payable to the holders of Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series D Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company,

                  3. cancel or modify the conversion rights of the holders of Series D Preferred Stock provided for in Section V herein; or

                  4. cancel or modify the rights of the holders of the Series D Preferred Stock provided for in this Section.

IX. No Dilution or Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not establish a par value of any shares of stock receivable on the conversion of the Series D Preferred Stock above the amount payable therefor on such conversion, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series D Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series D Preferred Stock set forth herein.

X. Notices of Record Date. In the event of:

         A. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         B. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

         C. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

XI. Redemption.

         A. For so long as the Company has not received a Notice of Conversion for such shares, the Company may, at its option, repay, in whole or in part, the Series D Preferred Stock shares at the Redemption Price (as defined below). The Series D Preferred Stock is redeemable as a series, in whole or in part, by the Company by providing written notice (the "REDEMPTION NOTICE") to the holder of the Series D Preferred Stock via facsimile at his or her address as the same shall appear on the books of the Company (the Business Day between the hours of 7:00 a.m. and 4:00 p.m. Pacific Time the Redemption Notice is received by the holders of the Series D Preferred Stock via facsimile is defined to be the "REDEMPTION NOTICE DATE"). Within ten Trading Days after the Redemption Notice Date the Company shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series D Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "REDEMPTION DATE"). Partial redemptions shall be in an aggregate principal amount of at least $100,000. If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the Company will select those to be redeemed pro-rata amongst the then holders of the Series D Preferred Stock based on the number of shares of Series D Preferred Stock then outstanding.

         B. In the event the Company serves a Redemption Notice within four calendar months after the Issuance Date the "Redemption Price" shall be equal to 130% of the Stated Value of the shares of Series D Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, and in the event the Company serves a Notice of Redemption at any time after the fourth calendar month after the Issuance Date, the Redemption Price shall be equal to the greater of (i) 130% of the Stated Value of the shares of Series D Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, or (ii) the "Economic Benefit" of the shares of Series D Preferred Stock which are the subject of such Redemption Notice. "ECONOMIC BENEFIT" shall mean the dollar value derived if the shares of Series D Preferred Stock which were the subject of the Redemption Notice were converted on the Redemption Notice Date and sold on the Redemption Notice Date at the Closing Bid Price of the Common Stock on the Redemption Notice Date.

         C. The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series D Preferred Stock to be redeemed will cease to accrue on such Redemption Date, (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Company has the full Redemption Price reserved as set forth in F. below. If fewer than all the shares of the Series D Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares. Within five Trading Days of the Redemption Notice Date, the Company shall wire transfer the appropriate amount of funds to the holders of the Series D Preferred Stock. If the Company fails to comply with the redemption provisions set forth herein by the sixth Trading Day after the Redemption Notice Date (or in the case of a public offering as contemplated in F below, by the sixth Trading Day after the Redemption Notice Date) relating to the Redemption Notice, the redemption will be declared null and void and the Company shall not be permitted to serve another Redemption Notice. For the first five Trading Days after the Redemption Notice Date, the holders of the Series D Preferred Stock will retain their conversion rights with respect to a maximum of twenty percent (20%) of the number of shares subject to the redemption. If the holders of the Series D Preferred Stock elect to so convert the Series D Preferred Stock after the receipt of the Redemption Notice, the Company must receive notice of such election within twenty-four (24) hours from the time the Redemption Notice was received by the holders of the Series D Preferred Stock. In the event the Company has not complied with the redemption provisions set forth herein the Company must comply with the delivery requirements of any then outstanding Conversion Notice as set forth herein. The holders shall send the shares of Series D Preferred Stock being redeemed or converted to the Company within three
(3) Business Days after they have received good funds for the Redemption Price of the redeemed shares.

         D. Subject to the receipt by the holders of the Series D Preferred Stock being redeemed of the wire transfer of the Redemption Price as described above, each share of Series D Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series D Preferred Stock, including the right to conversion shall cease without further action.

         E. The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.

         F. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                           (a) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                           (b) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

                           (c) a combination of the items set forth in (i) and
         (ii) above, aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the Company's securities for an amount in excess of the Redemption Price, the Company shall not be required to have the full amount of the Redemption Price available to it as set forth above.

XII. 4.99% Limitation. The number of shares of Common Stock which may be acquired by any holder pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by such holder, would result in such holder owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with any holder's right to convert any share or shares of Series D Preferred Stock over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as such holder does not own more than 4.99% of the then outstanding Common Stock at any given time. The foregoing limitation shall not apply to the automatic conversion upon the Maturity Date as contained herein.

                  IN WITNESS WHEREOF, I have subscribed my name this 10th day of November, 1999.

                                        GLOBAL MAINTECH CORPORATION


                                        By:     /s/ James Geiser
                                            ----------------------------------
                                                Name: James Geiser
                                                Title: Secretary

                             ARTICLES OF CORRECTION
                                       OF
                           GLOBAL MAINTECH CORPORATION


         In order to correct the Global MAINTECH Corporation Certificate of Designation of Series D Convertible Preferred Stock as filed with the Minnesota Secretary of State on November 10, 1999, in accordance with the provisions set forth in Minnesota Statutes Section 5.16, the undersigned hereby makes the following statements.

         1. The name of the person who filed the instrument is James Geiser.

         2. The instrument to be corrected is the Global MAINTECH Corporation Certificate of Designation of Series D. Convertible Preferred Stock as filed with the Minnesota Secretary of State on November 10, 1999.

         3. The errors to be corrected are in Article V.A and Article XI.B.

         4. The attached CORRECTED Global MAINTECH Corporation Certificate of Designation of Series D Convertible Preferred Stock reflects Article V.A corrected as follows:

         "V. Conversion of Series D Preferred Stock. The holders of Series D Preferred Stock shall have the right, at such holder's option, to convert the Series D Preferred Stock into shares of Common Stock, on the following terms and conditions:

                  A. Subject to the provision of Section XI hereof, at any time or times, after the Issuance Date, any holder . . ."

         5. The attached CORRECTED Global MAINTECH Corporation Certificate of Designation of Series D Convertible Preferred Stock reflects Article XI.B corrected as follows:

         "XI. Redemption . . .

                  B. In the event the Company serves a Redemption Notice, the Redemption Price shall be . . ."

         IN WITNESS WHEREOF, I have subscribed my name this 3rd day of December, 1999.

                                        /s/ James Geiser
                                        ----------------------------------
                                        James Geiser, Secretary

                                    CORRECTED
                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES D CONVERTIBLE PREFERRED STOCK

                                       OF

                           GLOBAL MAINTECH CORPORATION

  (Adopted pursuant to Section 302A of the Minnesota Business Corporation Act)


                  The undersigned hereby certifies that the Board of Directors of GLOBAL MAINTECH CORPORATION, a Minnesota corporation (the "COMPANY"), duly adopted the following resolutions effective as of November 5, 1999:

                  RESOLVED, a series of preferred stock of the Company is created and the relative rights, preferences, and limitations of the shares of such series are as follows:

I. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series D Convertible Preferred Stock" (the "SERIES D PREFERRED STOCK") and the number of shares constituting the Series D Preferred Stock shall be 2,775. The Series D Preferred Stock shall have a stated value (the "STATED VALUE") of $1,000 per share.

II. Dividends.

         A. The holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, subject to the prior declaration or payment of any dividend to which the holders of Series A Convertible Preferred Stock of the Company (the "SERIES A Stock") and the Series B Convertible Preferred Stock of the Company (the "SERIES B STOCK") are entitled, and prior to, and in preference to, any declaration or payment of any dividend on the Common Stock of this Company, at a per share rate equal to eight percent (8%) per annum of the amount of the Stated Value of the Series D Preferred Stock, which is payable upon conversion (based upon a 365 calendar day year) as set forth below. Dividends shall begin to accrue as of the Issuance Date (as defined below). Any dividends payable pursuant to the provisions of this paragraph shall, at the Company's option, be payable in cash, or unrestricted shares of Common Stock of the Company within five Business Days (as defined below) of when due. The number of shares of Common Stock to be issued by the Company in lieu of a cash payment for dividends due as set forth herein shall be equal to the number of shares of Common Stock resulting from dividing the dollar amount of dividends owed by the Conversion Price (as defined below) on such date as the dividends are payable (if such date is not a Trading Day, then the next Trading Day (as defined below) immediately thereafter).

         B. Such dividends shall accrue on each share of Series D Preferred Stock from the Issuance Date, and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, for all Series D Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series D Preferred Stock, Common Stock or other security of the Company subordinate in liquidation to the Series D Preferred Stock. Dividends on the Series D Preferred Stock shall be non-participating and the holders of the Series D Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

III. Liquidation, Dissolution or Winding Up.

         A. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior liquidation preference of the holders of Series A Stock and Series B Stock and prior and in preference to any distribution of any assets of the Company to the holders of Common Stock , holders of each share of Series D Preferred Stock shall be entitled to receive out of the assets available for distribution to shareholders the Stated Value per share of Series D Preferred Stock plus eight percent (8%) per annum thereon from the Issuance Date (as defined below) to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the Company (the "LIQUIDATION AMOUNT").

         B. Upon the completion of any required distribution to the holders of the Series A Stock and Series B Stock, if the assets of the Company available for distribution to shareholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Company shall be distributed ratably to the holders of shares of Series D Preferred Stock.

         C. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series D Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series D Preferred Stock so as to be available for such payments, the holders of the Series D Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Preferred Stock of the Company in accordance with their respective terms.

IV. Voting. Holders of Series D Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

V. Conversion of Series D Preferred Stock. The holders of Series D Preferred Stock shall have the right, at such holder's option, to convert the Series D Preferred Stock into shares of Common Stock, on the following terms and conditions:

         A. Subject to the provisions of Section XI hereof, at any time or times after the Issuance Date any holder of the Series D Preferred Stock shall be entitled to convert any whole number of such holder's shares of Series D Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, which is determined (per share of Series D Preferred Stock) by dividing (x) $1,000, by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

         B. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

                  A "BUSINESS DAY" shall be any day other than a Saturday, Sunday, national holiday or a day on which the New York Stock Exchange is closed.

                  The "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Nasdaq Stock Market as reported by Bloomberg L.P. ("BLOOMBERG"), or, if the Nasdaq Stock Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the NASD OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, the last closing trade price of such security as reported by Bloomberg, or, if no last closing bid or trade price is reported for such security by Bloomberg, the closing bid price shall be determined by reference to the closing bid price as reported on the Principal Market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the Company and the holders of two thirds of the outstanding shares of Series D Preferred Stock.

                  The "CONVERSION PRICE" shall mean, as of any Conversion Date (as defined below) the lesser of (i) $5.4375 (the lowest Closing Bid Price of the Common Stock over the ten Trading Days ending on the Trading Day immediately preceding November 10, 1999) or (ii) 75% of the average of the three lowest Closing Bid Prices of the Common Stock during the 15 Trading Days (the "LOOKBACK PERIOD") immediately preceding the Conversion Date (hereinafter referred to as the "CURRENT PRICE"). On the last Trading Day of each month, starting on the first day of the fourth calendar month immediately following the Issuance Date, the Lookback Period will be increased by two Trading Days until the Lookback Period equals a maximum of 30 Trading Days.

                  "EFFECTIVE DATE" shall mean the date on which the Securities and Exchange Commission (the "SEC") first declares effective a Registration Statement registering the resale of 200% of the number of shares of Common Stock issuable upon conversion of all of the Series D Preferred Stock outstanding on the Trading Day immediately preceding the day such Registration Statement is filed.

                  The "ISSUANCE DATE" shall mean, with respect to each share of Series D Preferred Stock, the date of issuance of the applicable share of Series D Preferred Stock.

                  A "TRADING DAY" shall mean a day on which the Principal Market is open.

                  The "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the NASD OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  Holders of Series D Preferred Stock may exercise their right to convert the Series D Preferred Stock by telecopying an executed and completed notice of conversion in the agreed upon form (the "NOTICE OF CONVERSION") to the Company and delivering to Company the original Notice of Conversion and the certificate representing the Series D Preferred Stock being converted by reputable overnight courier. Each Business Day (between the hours of 7:00 a.m. and 4:00 p.m. Pacific Time) on which a Notice of Conversion is telecopied to and received by the Company shall be deemed a "CONVERSION DATE." The Company will deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series D Preferred Stock (together with the certificates representing the share or shares of Series D Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within three Business Days after the Conversion Date, provided the Company has received the original Notice of Conversion and Series D Preferred Stock certificate being so converted on or before the close of business of the third Business Day after the Conversion Date. In addition to any other remedies which may be available to the holders of shares of Series D Preferred Stock, in the event that the Company fails to deliver such shares of Common Stock within such three Business Day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice (by similar method) to such effect to the Company whereupon the Company and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series D Preferred Stock certificates representing the portion of the Series D Preferred Stock converted shall be delivered as follows:

         To the Company:

                           Global MAINTECH Corporation
                           7578 Market Place Drive
                           Eden Prairie, MN 55344
                           Attention: CEO
                           Telephone: (612) 944-0400
                           Facsimile: (612) 944-3311

         with a copy to:

                           Dorsey & Whitney LLP
                           Pillsbury Center South
                           220 South Sixth Street
                           Minneapolis, Minnesota 55402-1498
                           Attention: Ken Cutler
                           Telephone: (612) 340-2740
                           Facsimile: (612) 340-8378

                           In the event that shares representing the Common
Stock issuable upon conversion of the Series D Preferred Stock (the "CONVERSION SHARES") are not delivered by the Company within three Business Days after the Conversion Date, in addition to all other available remedies which such holder may be entitled, the Company shall pay to the holders thereof, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Series D Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the fourth Business Day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Conversion Shares are delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately. The payment of these liquidated damages by the Company shall not relieve the Company of its obligations under this Certificate of Designation.

         D. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series D Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series D Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

         E. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series D Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series D Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         F. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D Preferred Stock as provided herein, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series D Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The Company shall, upon written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock.

         G. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series D Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series D Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series D Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series D Preferred Stock if the holder contemporaneously requests the Company to convert such shares of Series D Preferred Stock into Common Stock.

         H. The Company shall not issue any fraction of a share of Common Stock upon any conversion. The Company shall round such fraction of a share of Common Stock up to the nearest whole share.

         I. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series D Preferred Stock which were not converted.

         J. Each share of Series D Preferred Stock outstanding two years from the Issuance Date shall automatically be converted into Common Stock on such date at the Conversion Price and such date shall be deemed the Conversion Date with respect to such shares.

         K. The Company shall pay any and all original issue and/or transfer taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series D Preferred Stock.

         L. Subject to the provisions of this Section, if the Company at any time shall issue any shares of Common Stock prior to the conversion of the entire Stated Value of the Series D Preferred Stock and dividends on such Series D Preferred Stock, otherwise than: (i) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof (including issuances pursuant to the Company's proposed transaction with Breece Hill Technologies, Inc. ) as described in writing to the holders prior to the Issuance Date or in SEC filings made by the Company prior to the Issuance Date, or (ii) all shares reserved for issuance pursuant to the Company's existing stock option, incentive, or other similar plan, which plan and which grant is approved by the Board of Directors of the Company ((i) and (ii) collectively referred to as the "EXISTING OBLIGATIONS"), for a consideration less than the fixed Conversion Price set forth in (i) of the definition of Conversion Price in Section V.B. above (as adjusted from the date hereof (the

"FIXED CONVERSION PRICE"), then, and thereafter successively upon each such issue, the fixed Conversion Price shall, from such date forward, equal the resulting quotient of the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Company upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the Existing Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         M. In the event a holder shall elect to convert any share or shares of Series D Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said shares of Series D Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of 125% of the Stated Value of the Series D Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains a favorable judgment.

VI. No Reissuance of Series D Preferred Stock. No share or shares of Series D Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series D Preferred Stock accordingly.

VII. Reservation of Shares. The Company shall, so long as any share or shares of the Series D Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series D Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Series D Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII. Restrictions and Limitations.

         A. Except as expressly provided herein or as required by law, so long as any shares of Series D Preferred Stock remain outstanding, the Company shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series D Preferred Stock, voting as a separate class take any action that would adversely affect the rights, preferences or privileges of the holders of Series D Preferred Stock.

         B. Without limiting the generality of the preceding paragraph, the Company shall not so long as any shares of Series D Preferred Stock remain outstanding amend its Articles of Incorporation without the approval by the holders of all of the then outstanding shares of Series D Preferred Stock if such amendment would:

                  1. create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series D Preferred Stock;

                  2. reduce the amount payable to the holders of Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series D Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company,

                  3. cancel or modify the conversion rights of the holders of Series D Preferred Stock provided for in Section V herein; or

                  4. cancel or modify the rights of the holders of the Series D Preferred Stock provided for in this Section.

IX. No Dilution or Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not establish a par value of any shares of stock receivable on the conversion of the Series D Preferred Stock above the amount payable therefor on such conversion, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series D Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series D Preferred Stock set forth herein.

X. Notices of Record Date. In the event of:

         A. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         B. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

         C. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

XI. Redemption.

         A. For so long as the Company has not received a Notice of Conversion for such shares, the Company may, at its option, repay, in whole or in part, the Series D Preferred Stock shares at the Redemption Price (as defined below). The Series D Preferred Stock is redeemable as a series, in whole or in part, by the Company by providing written notice (the "REDEMPTION NOTICE") to the holder of the Series D Preferred Stock via facsimile at his or her address as the same shall appear on the books of the Company (the Business Day between the hours of 7:00 a.m. and 4:00 p.m. Pacific Time the Redemption Notice is received by the holders of the Series D Preferred Stock via facsimile is defined to be the "REDEMPTION NOTICE DATE"). Within ten Trading Days after the Redemption Notice Date the Company shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series D Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "REDEMPTION DATE"). Partial redemptions shall be in an aggregate principal amount of at least $100,000. If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the Company will select those to be redeemed pro-rata amongst the then holders of the Series D Preferred Stock based on the number of shares of Series D Preferred Stock then outstanding.

         B. In the event the Company serves a Redemption Notice, the Redemption Price shall be equal to the greater of (i) 130% of the Stated Value of the shares of Series D Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, or (ii) the "Economic Benefit" of the shares of Series D Preferred Stock which are the subject of such Redemption Notice. "ECONOMIC BENEFIT" shall mean the dollar value derived if the shares of Series D Preferred Stock which were the subject of the Redemption Notice were converted on the Redemption Notice Date and sold on the Redemption Notice Date at the Closing Bid Price of the Common Stock on the Redemption Notice Date.

         C. The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series D Preferred Stock to be redeemed will cease to accrue on such Redemption Date, (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Company has the full Redemption Price reserved as set forth in F. below. If fewer than all the shares of the Series D Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares. Within five Trading Days of the Redemption Notice Date, the Company shall wire transfer the appropriate amount of funds to the holders of the Series D Preferred Stock. If the Company fails to comply with the redemption provisions set forth herein by the sixth Trading Day after the Redemption Notice Date (or in the case of a public offering as contemplated in F below, by the sixth Trading Day after the Redemption Notice Date) relating to the Redemption Notice, the redemption will be declared null and void and the Company shall not be permitted to serve another Redemption Notice. For the first five Trading Days after the Redemption Notice Date, the holders of the Series D Preferred Stock will retain their conversion rights with respect to a maximum of twenty percent (20%) of the number of shares subject to the redemption. If the holders of the Series D Preferred Stock elect to so convert the Series D Preferred Stock after the receipt of the Redemption Notice, the Company must receive notice of such election within twenty-four (24) hours from the time the Redemption Notice was received by the holders of the Series D Preferred Stock. In the event the Company has not complied with the redemption provisions set forth herein the Company must comply with the delivery requirements of any then outstanding Conversion Notice as set forth herein. The holders shall send the shares of Series D Preferred Stock being redeemed or converted to the Company within three
(3) Business Days after they have received good funds for the Redemption Price of the redeemed shares.

         D. Subject to the receipt by the holders of the Series D Preferred Stock being redeemed of the wire transfer of the Redemption Price as described above, each share of Series D Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series D Preferred Stock, including the right to conversion shall cease without further action.

         E. The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.

         F. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                           (a) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                           (b) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

                           (c) a combination of the items set forth in (i) and
         (ii) above, aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the Company's securities for an amount in excess of the Redemption Price, the Company shall not be required to have the full amount of the Redemption Price available to it as set forth above.

XII. 4.99% Limitation. The number of shares of Common Stock which may be acquired by any holder pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by such holder, would result in such holder owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with any holder's right to convert any share or shares of Series D Preferred Stock over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as such holder does not own more than 4.99% of the then outstanding Common Stock at any given time. The foregoing limitation shall not apply to the automatic conversion upon the Maturity Date as contained herein.

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES E CONVERTIBLE PREFERRED STOCK

                                       OF

                           GLOBAL MAINTECH CORPORATION

  (Adopted pursuant to Section 302A of the Minnesota Business Corporation Act)


                  The undersigned hereby certifies that the Board of Directors of GLOBAL MAINTECH CORPORATION, a Minnesota corporation (the "COMPANY"), duly adopted the following resolutions effective as of December 27, 1999:

                  RESOLVED, a series of preferred stock of the Company is created and the relative rights, preferences, and limitations of the shares of such series are as follows:

I. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series E Convertible Preferred Stock" (the "SERIES E PREFERRED STOCK") and the number of shares constituting the Series E Preferred Stock shall be 2,650. The Series E Preferred Stock shall have a stated value (the "STATED VALUE") of $1,000 per share.

II. Dividends.

         A. The holders of shares of Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, subject to the prior declaration or payment of any dividend to which the holders of Series A Convertible Preferred Stock of the Company (the "SERIES A Stock") the Series B Convertible Preferred Stock of the Company (the "SERIES B STOCK") and the Series D Convertible Preferred Stock of the Company (the "SERIES D STOCK") are entitled, and prior to, and in preference to, any declaration or payment of any dividend on the Common Stock of this Company, at a per share rate equal to eight percent (8%) per annum of the amount of the Stated Value of the Series E Preferred Stock, which is payable upon conversion (based upon a 365 calendar day year) as set forth below. Dividends shall begin to accrue as of the Issuance Date (as defined below). Any dividends payable pursuant to the provisions of this paragraph shall, at the Company's option, be payable in cash, or unrestricted shares of Common Stock of the Company within five Business Days (as defined below) of when due. The number of shares of Common Stock to be issued by the Company in lieu of a cash payment for dividends due as set forth herein shall be equal to the number of shares of Common Stock resulting from dividing the dollar amount of dividends owed by the Conversion Price (as defined below) on such date as the dividends are payable (if such date is not a Trading Day, then the next Trading Day (as defined below) immediately thereafter).

         B. Such dividends shall accrue on each share of Series E Preferred Stock from the Issuance Date, and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, for all Series E Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series E Preferred Stock, Common Stock or other security of the Company subordinate in liquidation to the Series E Preferred Stock. Dividends on the Series E Preferred Stock shall be non-participating and the holders of the Series E Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

III. Liquidation, Dissolution or Winding Up.

         A. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior liquidation preference of the holders of Series A Stock and Series B Stock and prior and in preference to any distribution of any assets of the Company to the holders of Common Stock , holders of each share of Series E Preferred Stock shall be entitled to receive out of the assets available for distribution to shareholders the Stated Value per share of Series E Preferred Stock plus eight percent (8%) per annum thereon from the Issuance Date (as defined below) to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the Company (the "LIQUIDATION AMOUNT").

         B. Upon the completion of any required distribution to the holders of the Series A Stock and Series B Stock, if the assets of the Company available for distribution to shareholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Company shall be distributed ratably to the holders of shares of Series E Preferred Stock.

         C. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series E Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series E Preferred Stock so as to be available for such payments, the holders of the Series E Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Preferred Stock of the Company in accordance with their respective terms.

IV. Voting. Holders of Series E Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

V. Conversion of Series E Preferred Stock. The holders of Series E Preferred Stock shall have the right, at such holder's option, to convert the Series E Preferred Stock into shares of Common Stock, on the following terms and conditions:

         A. Subject to the provisions of Section XI hereof, at any time or times after the Issuance Date any holder of the Series E Preferred Stock shall be entitled to convert any whole number of such holder's shares of Series E Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, which is determined (per share of Series E Preferred Stock) by dividing (x) $1,000, by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

         B. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

                  A "BUSINESS DAY" shall be any day other than a Saturday, Sunday, national holiday or a day on which the New York Stock Exchange is closed.

                  The "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Nasdaq Stock Market as reported by Bloomberg L.P. ("BLOOMBERG"), or, if the Nasdaq Stock Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the NASD OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, the last closing trade price of such security as reported by Bloomberg, or, if no last closing bid or trade price is reported for such security by Bloomberg, the closing bid price shall be determined by reference to the closing bid price as reported on the Principal Market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the Company and the holders of two thirds of the outstanding shares of Series E Preferred Stock.

                  The "CONVERSION PRICE" shall mean, as of any Conversion Date (as defined below) the lesser of (i) $5.125 (the lowest Closing Bid Price of the Common Stock over the ten Trading Days ending on the Trading Day immediately prior to December 30, 1999 (the "Closing Date")) (the "Maximum Conversion Price") or (ii) 75% of the average of the three lowest Closing Bid Prices of the Common Stock during the 15 Trading Days (the "LOOKBACK PERIOD") immediately prior to the Conversion Date. On the last Trading Day of each month, starting on the first day of the fourth calendar month immediately following the Issuance Date, the Lookback Period will be increased by two Trading Days until the Lookback Period equals a maximum of 30 Trading Days.

                  "EFFECTIVE DATE" shall mean the date on which the Securities and Exchange Commission (the "SEC") first declares effective a Registration Statement registering the resale of 200% of the greater of (i) the number of shares of Common Stock issuable upon conversion of all of the Series E Preferred Stock outstanding on the Trading Day immediately preceding the day such Registration Statement is filed (ii) the number of shares of Common Stock issuable upon conversion of all of the Series E Preferred Stock outstanding on the Trading Day immediately preceding the day any amendment to such Registration Statement is filed.

                  The "ISSUANCE DATE" shall mean, with respect to each share of Series E Preferred Stock, the date of issuance of the applicable share of Series E Preferred Stock.

                  A "TRADING DAY" shall mean a day on which the Principal Market is open.

                  The "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the NASD OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  Holders of Series E Preferred Stock may exercise their right to convert the Series E Preferred Stock by telecopying an executed and completed notice of conversion in the agreed upon form (the "NOTICE OF CONVERSION") to the Company and delivering to Company the original Notice of Conversion and the certificate representing the Series E Preferred Stock being converted by reputable overnight courier within three (3) business thereafter. Each Business Day (between the hours of 6:30 a.m. and 4:00 p.m. Pacific Time) on which a Notice of Conversion is telecopied to and received by the Company shall be deemed a "CONVERSION DATE." The Company will deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series E Preferred Stock (together with the certificates representing the share or shares of Series E Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within three Business Days after the Conversion Date, provided the Company has received the original Notice of Conversion and Series E Preferred Stock certificate being so converted on or before the close of business of the third Business Day after the Conversion Date. In addition to any other remedies which may be available to the holders of shares of Series E Preferred Stock, in the event that the Company fails to deliver such shares of Common Stock within such three Business Day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice (by similar method) to such effect to the Company whereupon the Company and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series E Preferred Stock certificates representing the portion of the Series E Preferred Stock converted shall be delivered as follows:

         To the Company:

                           Global MAINTECH Corporation
                           7578 Market Place Drive
                           Eden Prairie, MN 55344
                           Attention: CEO
                           Telephone: (612) 944-0400
                           Facsimile: (612) 944-3311

         with a copy to:

                           Dorsey & Whitney LLP
                           Pillsbury Center South
                           220 South Sixth Street
                           Minneapolis, Minnesota 55402-1498
                           Attention: Ken Cutler
                           Telephone: (612) 340-2740
                           Facsimile: (612) 340-8378

                  The Company understands that a delay in the issuance of the shares of Common Stock beyond the Delivery Date could result in economic loss to the holder. As compensation to the holder for such loss, the Company agrees to pay late payments to the holder in the event that Company's failure to issue and deliver the shares on the Delivery Date in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days after the Delivery Date):

                                             Late Payment For Each $10,000
                                             of Preferred Stock Liquidation
                    No. Business Days Late   Amount Being Converted
                    ----------------------   ----------------------

                             1                     $100
                             2                     $200
                             3                     $300
                             4                     $400
                             5                     $500
                             >5                    $500 + $200 for each Business
                                                   Day Late beyond 5 days from
                                                   the Delivery Date

                  The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the holder's right to pursue actual damages or to cause the Company to redeem the Preferred Shares as provided below for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the

Common Stock to the holder. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails to deliver such shares of Common Stock within five (5) business days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Common Stock to the holder within ten (10) days after the Delivery Date, holder may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem all outstanding Preferred Stock in accordance with Section XI hereof.

                  If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of this Certificate of Designation and other agreements related hereto, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. The remedies set forth in this
Section V.B shall be cumulative.

         C. If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series E Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series E Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

         D. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series E Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series E Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series E Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         E. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series E Preferred Stock as provided herein, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series E Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The Company shall, upon written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series E Preferred Stock.

         F. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series E Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series E Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series E Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series E Preferred Stock if the holder contemporaneously requests the Company to convert such shares of Series E Preferred Stock into Common Stock.

         G. The Company shall not issue any fraction of a share of Common Stock upon any conversion. The Company shall round such fraction of a share of Common Stock up to the nearest whole share.

         H. In the event some but not all of the shares of Series E Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series E Preferred Stock which were not converted.

         I. Each share of Series E Preferred Stock outstanding two years from the Issuance Date shall automatically be converted into Common Stock on such date at the Conversion Price and such date shall be deemed the Conversion Date with respect to such shares.

         J. The Company shall pay any and all original issue and/or transfer taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series E Preferred Stock.

         K. Subject to the provisions of this Section, if the Company at any time shall issue any shares of Common Stock prior to the conversion of the entire Stated Value of the Series E Preferred Stock and dividends on such Series E Preferred Stock, otherwise than: (i) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof (including issuances pursuant to the Company's proposed transaction with Breece Hill Technologies, Inc.) as described in writing to the holders prior to the Issuance Date or in SEC filings made by the Company prior to the Issuance Date, or (ii) all shares reserved for issuance pursuant to the Company's existing stock option, incentive, or other similar plan, which plan and which grant is approved by the Board of Directors of the Company ((i) and (ii) collectively referred to as the "EXISTING OBLIGATIONS"), for a consideration less than the fixed Conversion Price set forth in (i) of the definition of Conversion Price in Section V.B. above (as adjusted from the date hereof (the "FIXED CONVERSION PRICE"), then, and thereafter successively upon each such issue, the fixed Conversion Price shall, from such date forward, equal the resulting quotient of the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Company upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the Existing Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         L. In the event a holder shall elect to convert any share or shares of Series E Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said shares of Series E Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of 133% of the Stated Value of the Series E Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains a favorable judgment.

VI. No Reissuance of Series E Preferred Stock. No share or shares of Series E Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series E Preferred Stock accordingly.

VII. Reservation of Shares. The Company shall, so long as any share or shares of the Series E Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series E Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Series E Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the Company shall immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII. Restrictions and Limitations.

         A. Except as expressly provided herein or as required by law, so long as any shares of Series E Preferred Stock remain outstanding, the Company shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series E Preferred Stock, voting as a separate class take any action that would adversely affect the rights, preferences or privileges of the holders of Series E Preferred Stock.

         B. Without limiting the generality of the preceding paragraph, the Company shall not so long as any shares of Series E Preferred Stock remain outstanding amend its Articles of Incorporation without the approval by the holders of all of the then outstanding shares of Series E Preferred Stock if such amendment would:

                  1. create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series E Preferred Stock;

                  2. reduce the amount payable to the holders of Series E Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series E Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company,

                  3. cancel or modify the conversion rights of the holders of Series E Preferred Stock provided for in Section V herein; or

                  4. cancel or modify the rights of the holders of the Series E Preferred Stock provided for in this Section.

IX. No Dilution or Impairment.

         A. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series E Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not establish a par value of any shares of stock receivable on the conversion of the Series E Preferred Stock above the amount payable therefor on such conversion,
(b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series E Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series E Preferred Stock set forth herein.

         B. If the Company at any time after the Closing Date shall issue any shares of Common Stock prior to the conversion of all shares of the Series E Preferred and the dividends thereon, including without limitation, shares of Common Stock issued (i) pursuant to options (including those options delivered pursuant to any employee, officer or director stock option plan), warrants, or other contractual obligations, (ii) upon any private placement or secondary offering (iii) as a result of a stock dividend or split, then upon each such issuance of Common Stock the Maximum Conversion Price shall be reduced by:
(y)(I) the number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Maximum Conversion Price in effect at the time of such issuance, plus (II) the aggregate sum, if any, received by the Company in consideration for such issuance; divided by (z) the number of shares of Common Stock outstanding immediately after such issuance.

X. Notices of Record Date. In the event of:

         A. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         B. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

         C. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series E Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

XI. Redemption.

         A. For so long as the Company has not received a Notice of Conversion for such shares, the Company may, at its option, repay, in whole or in part, the Series E Preferred Stock shares at the Redemption Price (as defined below). The Series E Preferred Stock is redeemable as a series, in whole or in part, by the Company by providing written notice (the "REDEMPTION NOTICE") to the holder of the Series E Preferred Stock via facsimile at his or her address as the same shall appear on the books of the Company (the Business Day between the hours of 6:30 a.m. and 4:00 p.m. Pacific Time the Redemption Notice is received by the holders of the Series E Preferred Stock via facsimile is defined to be the "REDEMPTION NOTICE DATE"). Within ten Trading Days after the Redemption Notice Date the Company shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series E Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "REDEMPTION DATE"). Partial redemptions shall be in an aggregate principal amount of at least $100,000. If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the Company will select those to be redeemed pro-rata amongst the then holders of the Series E Preferred Stock based on the number of shares of Series E Preferred Stock then outstanding.

         B. In the event the Company serves a Redemption Notice, the Redemption Price shall be equal to the greater of (i) 125% of the Stated Value of the shares of Series E Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, or (ii) the "Economic Benefit" of the shares of Series E Preferred Stock which are the subject of such Redemption Notice. "ECONOMIC BENEFIT" shall mean the dollar value derived if the shares of Series E Preferred Stock which were the subject of the Redemption Notice were converted on the Redemption Notice Date and sold on the Redemption Notice Date at the Closing Bid Price of the Common Stock on the Redemption Notice Date.

         C. The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accrue on such Redemption Date, (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Company has the full Redemption Price reserved as set forth in F. below. If fewer than all the shares of the Series E Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares. Within five Trading Days of the Redemption Notice Date, the Company shall wire transfer the appropriate amount of funds to the holders of the Series E Preferred Stock. If the Company fails to comply with the redemption provisions set forth herein by the sixth Trading Day after the Redemption Notice Date (or in the case of a public offering as contemplated in F below, by the sixth Trading Day after the Redemption Notice Date) relating to the Redemption Notice, the redemption will be declared null and void and the Company shall not be permitted to serve another Redemption Notice. For the first five Trading Days after the Redemption Notice Date, the holders of the Series E Preferred Stock will retain their conversion rights with respect to a maximum of twenty percent (20%) of the number of shares subject to the redemption. If the holders of the Series E Preferred Stock elect to so convert the Series E Preferred Stock after the receipt of the Redemption Notice, the Company must receive notice of such election within twenty-four (24) hours from the time the Redemption Notice was received by the holders of the Series E Preferred Stock. In the event the Company has not complied with the redemption provisions set forth herein the Company must comply with the delivery requirements of any then outstanding Conversion Notice as set forth herein. The holders shall send the shares of Series E Preferred Stock being redeemed or converted to the Company within three
(3) Business Days after they have received good funds for the Redemption Price of the redeemed shares.

         D. Subject to the receipt by the holders of the Series E Preferred Stock being redeemed of the wire transfer of the Redemption Price as described above, each share of Series E Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series E Preferred Stock, including the right to conversion shall cease without further action.

         E. The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.

         F. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                           (a) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                           (b) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

                           (c) a combination of the items set forth in (i) and
         (ii) above, aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the Company's securities for an amount in excess of the Redemption Price, the Company shall not be required to have the full amount of the Redemption Price available to it as set forth above.

XII. 4.99% Limitation. Notwithstanding the provisions hereof, in no event shall each holder be entitled to convert any shares of the Series E Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted shares of the Series E Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the shares of Series E Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any issuance by the Company to a holder in excess of the limit contained in this Paragraph shall be null and void, AB INITIO, and upon notice of such invalid issuance, the Company shall correct its books and cause its transfer agent's books to be corrected forthwith to reflect that the holder's ownership of Common Stock is within the limit set forth herein. Holder shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the holder that the reissuance of such shares would not cause such holder to have a beneficial ownership interest in excess of 4.99%. The Company hereby indemnifies and holds each holder free and harmless in connection with any and all liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs arising from or relating to claims made by any third parties with respect to any and all purported violations by each holder under Sections 13(d) and 16 resulting from a conversion(s) of the Series E Preferred Stock, unless such claim arises from such holder's default of its obligations hereunder, or representations or warranties contained herein. The 4.99% limitation shall not apply to the automatic conversion upon the Maturity Date as contained herein.

XIII "Cap Regulations". The Company shall take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Series E Preferred Stock without violating the "Cap Regulations". If despite taking such steps, the Company is limited in the number of shares of Common Stock it may issue by the "Cap Regulations," to the extent that the Company cannot issue such shares of Common Stock, due upon a Notice of Conversion, without violating the Cap Regulations, the Company shall immediately notify Buyer the number of shares of the Series E Preferred Stock which are not convertible as a result of said Cap Regulations (the "Unconverted Preferred Stock") and within five (5) business days of the applicable Notice of Conversion redeem the Unconverted Preferred Stock for an amount in cash (the "Redemption Amount") equal to the "Economic Benefit" of such Unconverted Preferred Stock. "ECONOMIC BENEFIT" for purposes of this
Article XIII shall mean the dollar value derived if such Unconverted Preferred Stock were converted into Common Stock as set forth in the Notice of Conversion and the Common Stock was sold on the date of the Notice of Conversion at the Closing Bid Price of the Common Stock on the date of the Notice of Conversion.



                  IN WITNESS WHEREOF, I have subscribed my name this 29th day of December, 1999.

                                        GLOBAL MAINTECH CORPORATION


                                        By:    /s/ James Geiser
                                           --------------------------------
                                               Name: James Geiser
                                               Title: Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES F CONVERTIBLE PREFERRED STOCK

                                       OF

                           GLOBAL MAINTECH CORPORATION

  (Adopted pursuant to Section 302A of the Minnesota Business Corporation Act)


                  The undersigned hereby certifies that the Board of Directors of GLOBAL MAINTECH CORPORATION, a Minnesota corporation (the "COMPANY"), duly adopted the following resolutions effective as of February 17, 2000:

                  RESOLVED, a series of preferred stock of the Company is created and the relative rights, preferences, and limitations of the shares of such series are as follows:

I. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series F Convertible Preferred Stock" (the "SERIES F PREFERRED STOCK") and the number of shares constituting the Series F Preferred Stock shall be 2,000. The Series F Preferred Stock shall have a stated value (the "STATED VALUE") of $1,000 per share.

II. Dividends.

         A. The holders of shares of Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, subject to the prior declaration or payment of any dividend to which the holders of Series A Convertible Preferred Stock of the Company (the "SERIES A Stock") the Series B Convertible Cumulative Preferred Stock of the Company (the "SERIES B STOCK") the Series D Convertible Preferred Stock of the Company (the "SERIES D STOCK") and the Series E Convertible Preferred Stock of the Company (the "SERIES E STOCK") are entitled, and prior to, and in preference to, any declaration or payment of any dividend on the Common Stock of this Company, at a per share rate equal to eight percent (8%) per annum of the amount of the Stated Value of the Series F Preferred Stock, which is payable upon conversion (based upon a 365 calendar day year) as set forth below. Dividends shall begin to accrue as of the Issuance Date (as defined below). Any dividends payable pursuant to the provisions of this paragraph shall, at the Company's option, be payable in cash, or unrestricted shares of Common Stock of the Company within five Business Days (as defined below) of when due. The number of shares of Common Stock to be issued by the Company in lieu of a cash payment for dividends due as set forth herein shall be equal to the number of shares of Common Stock resulting from dividing the dollar amount of dividends owed by the Conversion Price (as defined below) on such date as the dividends are payable (if such date is not a Trading Day, then the next Trading Day (as defined below) immediately thereafter).

         B. Such dividends shall accrue on each share of Series F Preferred Stock from the Issuance Date, and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, for all Series F Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series F Preferred Stock, Common Stock or other security of the Company subordinate in liquidation to the Series F Preferred Stock. Dividends on the Series F Preferred Stock shall be non-participating and the holders of the Series F Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

III. Liquidation, Dissolution or Winding Up.

         A. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior liquidation preference of the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, and prior and in preference to any distribution of any assets of the Company to the holders of Common Stock, holders of each share of Series F Preferred Stock shall be entitled to receive out of the assets available for distribution to shareholders the Stated Value per share of Series F Preferred Stock plus eight percent (8%) per annum thereon from the Issuance Date (as defined below) to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the Company (the "LIQUIDATION AMOUNT").

         B. Upon the completion of any required distribution to the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, if the assets of the Company available for distribution to shareholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Company shall be distributed ratably to the holders of shares of Series F Preferred Stock.

         C. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series F Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series F Preferred Stock so as to be available for such payments, the holders of the Series F Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Preferred Stock of the Company in accordance with their respective terms.

IV. Voting. Holders of Series F Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

V. Conversion of Series F Preferred Stock. The holders of Series F Preferred Stock shall have the right, at such holder's option, to convert the Series F Preferred Stock into shares of Common Stock, on the following terms and conditions:

         A. Subject to the provisions of Section XI hereof, at any time or times after the earlier of (i) 61 days following the Effective Date, or (ii) 61 days following the Issuance Date, any holder of the Series F Preferred Stock shall be entitled to convert any whole number of such holder's shares of Series F Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, which is determined (per share of Series F Preferred Stock) by dividing (x) $1,000, by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

         B. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

                  A "BUSINESS DAY" shall be any day other than a Saturday, Sunday, national holiday or a day on which the New York Stock Exchange is closed.

                  The "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Nasdaq Stock Market as reported by Bloomberg L.P. ("BLOOMBERG"), or, if the Nasdaq Stock Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the NASD OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, the last closing trade price of such security as reported by Bloomberg, or, if no last closing bid or trade price is reported for such security by Bloomberg, the closing bid price shall be determined by reference to the closing bid price as reported on the Principal Market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the Company and the holders of two thirds of the outstanding shares of Series F Preferred Stock.

                  The "CONVERSION PRICE" shall mean, as of any Conversion Date (as defined below) the lesser of (i) $6.75 (the lowest Closing Bid Price of the Common Stock over the ten Trading Days ending on the Trading Day immediately prior to February 17, 2000) (the "Closing Date")) (the "Maximum Conversion Price") or (ii) 75% of the average of the three lowest Closing Bid Prices of the Common Stock during the 15 Trading Days (the "LOOKBACK PERIOD") immediately prior to the Conversion Date. On the last Trading Day of each month, starting on the first day of the fourth calendar month immediately following the Issuance Date, the Lookback Period will be increased by two Trading Days until the Lookback Period equals a maximum of 30 Trading Days.

                  "EFFECTIVE DATE" shall mean the date on which the Securities and Exchange Commission (the "SEC") first declares effective a Registration Statement registering the resale of up to 200% of the greater of (i) the number of shares of Common Stock issuable upon conversion of all of the Series F Preferred Stock outstanding on the Trading Day immediately preceding the day such Registration Statement is filed (ii) the number of shares of Common Stock issuable upon conversion of all of the Series F Preferred Stock outstanding on the Trading Day immediately preceding the day any amendment to such Registration Statement is filed.

                  The "ISSUANCE DATE" shall mean, with respect to each share of Series F Preferred Stock, the date of issuance of the applicable share of Series F Preferred Stock.

                  A "TRADING DAY" shall mean a day on which the Principal Market is open.

                  The "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the NASD OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  Holders of Series F Preferred Stock may exercise their right to convert the Series F Preferred Stock by telecopying an executed and completed notice of conversion in the agreed upon form (the "NOTICE OF CONVERSION") to the Company and delivering to Company the original Notice of Conversion and the certificate representing the Series F Preferred Stock being converted by reputable overnight courier within three (3) Business Days thereafter. Each Business Day (between the hours of 6:30 a.m. and 4:00 p.m. Pacific Time) on which a Notice of Conversion is telecopied to and received by the Company shall be deemed a "CONVERSION DATE." The Company will deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series F Preferred Stock (together with the certificates representing the share or shares of Series F Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within three Business Days after the Conversion Date, provided the Company has received the original Notice of Conversion and Series F Preferred Stock certificate being so converted on or before the close of business of the third Business Day after the Conversion Date. In addition to any other remedies which may be available to the holders of shares of Series F Preferred Stock, in the event that the Company fails to deliver such shares of Common Stock within such three Business Day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice (by similar method) to such effect to the Company whereupon the Company and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series F Preferred Stock certificates representing the portion of the Series F Preferred Stock converted shall be delivered as follows:

         To the Company:

                           Global MAINTECH Corporation
                           7578 Market Place Drive
                           Eden Prairie, MN 55344
                           Attention: CEO
                           Telephone: (612) 944-0400
                           Facsimile: (612) 944-3311

         with a copy to:

                           Dorsey & Whitney LLP
                           Pillsbury Center South
                           220 South Sixth Street
                           Minneapolis, Minnesota 55402-1498
                           Attention:  Ken Cutler
                           Telephone: (612) 340-2740
                           Facsimile: (612) 340-8378

                  The Company understands that a delay in the issuance of the shares of Common Stock beyond the Delivery Date could result in economic loss to the holder. As compensation to the holder for such loss, the Company agrees to pay late payments to the holder in the event that Company's failure to issue and deliver the shares on the Delivery Date in accordance with the following schedule (where "No. Business Days Late" is defined as the number of Business Days beyond three (3) Business Days after the Delivery Date):

                                              Late Payment For Each $10,000
                                              of Preferred Stock Liquidation
                    No. Business Days Late    Amount Being Converted
                    ----------------------    ----------------------

                             1                     $100
                             2                     $200
                             3                     $300
                             4                     $400
                             5                     $500
                             >5                    $500 + $200 for each Business
                                                   Day Late beyond 5 days from
                                                   The Delivery Date

                  The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the holder's right to pursue actual damages or to cause the Company to redeem the Preferred Shares as provided below for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the

Common Stock to the holder. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails to deliver such shares of Common Stock within five (5) Business Days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Common Stock to the holder within ten (10) days after the Delivery Date, holder may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem all outstanding Preferred Stock in accordance with Section XI hereof.

                  If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of this Certificate of Designation and other agreements related hereto, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. The remedies set forth in this
Section V.B shall be cumulative.

         C. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series F Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series F Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

         D. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that the holders of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series F Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series F Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series F Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         E. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series F Preferred Stock as provided herein, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series F Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The Company shall, upon written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series F Preferred Stock.

         F. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series F Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series F Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series F Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series F Preferred Stock if the holder contemporaneously requests the Company to convert such shares of Series F Preferred Stock into Common Stock.

         G. The Company shall not issue any fraction of a share of Common Stock upon any conversion. The Company shall round such fraction of a share of Common Stock up to the nearest whole share.

         H. In the event some but not all of the shares of Series F Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series F Preferred Stock which were not converted.

         I. Each share of Series F Preferred Stock outstanding two years from the Issuance Date shall automatically be converted into Common Stock on such date at the Conversion Price and such date shall be deemed the Conversion Date with respect to such shares.

         J. The Company shall pay any and all original issue and/or transfer taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series F Preferred Stock.

         K. Subject to the provisions of this Section, if the Company at any time shall issue any shares of Common Stock prior to the conversion of the entire Stated Value of the Series F Preferred Stock and dividends on such Series F Preferred Stock, otherwise than: (i) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof (including issuances pursuant to the Company's proposed transaction with Breece Hill Technologies, Inc.) as described in writing to the holders prior to the Issuance Date or in SEC filings made by the Company prior to the Issuance Date, or (ii) all shares reserved for issuance pursuant to the Company's existing stock option, incentive, or other similar plan, which plan and which grant is approved by the Board of Directors of the Company ((i) and (ii) collectively referred to as the "EXISTING OBLIGATIONS"), for a consideration less than the fixed Conversion Price set forth in (i) of the definition of Conversion Price in Section V.B. above (as adjusted from the date hereof (the "FIXED CONVERSION PRICE"), then, and thereafter successively upon each such issue, the fixed Conversion Price shall, from such date forward, equal the resulting quotient of the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Company upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the Existing Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         L. In the event a holder shall elect to convert any share or shares of Series F Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said shares of Series F Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of 133% of the Stated Value of the Series F Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains a favorable judgment.

VI. No Reissuance of Series F Preferred Stock. No share or shares of Series F Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series F Preferred Stock accordingly.

VII. Reservation of Shares. The Company shall, so long as any share or shares of the Series F Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series F Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series F Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall be up to 200% of the number of shares of Common Stock for which the Series F Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the Company shall immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII. Restrictions and Limitations.

         A. Except as expressly provided herein or as required by law, so long as any shares of Series F Preferred Stock remain outstanding, the Company shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series F Preferred Stock, voting as a separate class take any action that would adversely affect the rights, preferences or privileges of the holders of Series F Preferred Stock.

         B. Without limiting the generality of the preceding paragraph, the Company shall not so long as any shares of Series F Preferred Stock remain outstanding amend its Articles of Incorporation without the approval by the holders of all of the then outstanding shares of Series F Preferred Stock if such amendment would:

                  1. create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series F Preferred Stock;

                  2. reduce the amount payable to the holders of Series F Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series F Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company,

                  3. cancel or modify the conversion rights of the holders of Series F Preferred Stock provided for in Section V herein; or

                  4. cancel or modify the rights of the holders of the Series F Preferred Stock provided for in this Section.

IX. No Dilution or Impairment.

         A. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series F Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not establish a par value of any shares of stock receivable on the conversion of the Series F Preferred Stock above the amount payable therefor on such conversion,
(b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series F Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series F Preferred Stock set forth herein.

         B. If the Company at any time after the Closing Date shall issue any shares of Common Stock prior to the conversion of all shares of the Series F Preferred and the dividends thereon, including without limitation, shares of Common Stock issued (i) pursuant to options (including those options delivered pursuant to any employee, officer or director stock option plan), warrants, or other contractual obligations, (ii) upon any private placement or secondary offering (iii) as a result of a stock dividend or split, then upon each such issuance of Common Stock the Maximum Conversion Price shall be reduced by:
(y)(I) the number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Maximum Conversion Price in effect at the time of such issuance, plus (II) the aggregate sum, if any, received by the Company in consideration for such issuance; divided by (z) the number of shares of Common Stock outstanding immediately after such issuance.

X. Notices of Record Date. In the event of:

         A. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         B. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

         C. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series F Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

XI. Redemption.

         A. For so long as the Company has not received a Notice of Conversion for such shares, the Company may, at its option, repay, in whole or in part, the Series F Preferred Stock shares at the Redemption Price (as defined below). The Series F Preferred Stock is redeemable as a series, in whole or in part, by the Company by providing written notice (the "REDEMPTION NOTICE") to the holder of the Series F Preferred Stock via facsimile at his or her address as the same shall appear on the books of the Company (the Business Day between the hours of 6:30 a.m. and 4:00 p.m. Pacific Time the Redemption Notice is received by the holders of the Series F Preferred Stock via facsimile is defined to be the "REDEMPTION NOTICE DATE"). Within ten Trading Days after the Redemption Notice Date the Company shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series F Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "REDEMPTION DATE"). Partial redemptions shall be in an aggregate principal amount of at least $100,000. If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the Company will select those to be redeemed pro-rata amongst the then holders of the Series F Preferred Stock based on the number of shares of Series F Preferred Stock then outstanding.

         B. In the event the Company serves a Redemption Notice, the Redemption Price shall be equal to the greater of (i) 125% of the Stated Value of the shares of Series F Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, or (ii) the "Economic Benefit" of the shares of Series F Preferred Stock which are the subject of such Redemption Notice. "ECONOMIC BENEFIT" shall mean the dollar value derived if the shares of Series F Preferred Stock which were the subject of the Redemption Notice were converted on the Redemption Notice Date and sold on the Redemption Notice Date at the Closing Bid Price of the Common Stock on the Redemption Notice Date.

         C. The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series F Preferred Stock to be redeemed will cease to accrue on such Redemption Date, (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Company has the full Redemption Price reserved as set forth in F. below. If fewer than all the shares of the Series F Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares. Within five Trading Days of the Redemption Notice Date, the Company shall wire transfer the appropriate amount of funds to the holders of the Series F Preferred Stock. If the Company fails to comply with the redemption provisions set forth herein by the sixth Trading Day after the Redemption Notice Date (or in the case of a public offering as contemplated in F below, by the sixth Trading Day after the Redemption Notice Date) relating to the Redemption Notice, the redemption will be declared null and void and the Company shall not be permitted to serve another Redemption Notice. For the first five Trading Days after the Redemption Notice Date, the holders of the Series F Preferred Stock will retain their conversion rights with respect to a maximum of twenty percent (20%) of the number of shares subject to the redemption. If the holders of the Series F Preferred Stock elect to so convert the Series F Preferred Stock after the receipt of the Redemption Notice, the Company must receive notice of such election within twenty-four (24) hours from the time the Redemption Notice was received by the holders of the Series F Preferred Stock. In the event the Company has not complied with the redemption provisions set forth herein the Company must comply with the delivery requirements of any then outstanding Conversion Notice as set forth herein. The holders shall send the shares of Series F Preferred Stock being redeemed or converted to the Company within three
(3) Business Days after they have received good funds for the Redemption Price of the redeemed shares.

         D. Subject to the receipt by the holders of the Series F Preferred Stock being redeemed of the wire transfer of the Redemption Price as described above, each share of Series F Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series F Preferred Stock, including the right to conversion shall cease without further action.

         E. The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.

         F. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                           (a) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                           (b) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

                           (c) a combination of the items set forth in (i) and
         (ii) above, aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the Company's securities for an amount in excess of the Redemption Price, the Company shall not be required to have the full amount of the Redemption Price available to it as set forth above.

XII. 4.99% Limitation. Notwithstanding the provisions hereof, in no event shall each holder be entitled to convert any shares of the Series F Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted shares of the Series F Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the shares of Series F Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any issuance by the Company to a holder in excess of the limit contained in this Paragraph shall be null and void, AB INITIO, and upon notice of such invalid issuance, the Company shall correct its books and cause its transfer agent's books to be corrected forthwith to reflect that the holder's ownership of Common Stock is within the limit set forth herein. Holder shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the holder that the reissuance of such shares would not cause such holder to have a beneficial ownership interest in excess of 4.99%. The Company hereby indemnifies and holds each holder free and harmless in connection with any and all liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs arising from or relating to claims made by any third parties with respect to any and all purported violations by each holder under Sections 13(d) and 16 resulting from a conversion(s) of the Series F Preferred Stock, unless such claim arises from such holder's default of its obligations hereunder, or representations or warranties contained herein. The 4.99% limitation shall not apply to the automatic conversion upon the Maturity Date as contained herein.

XIII "Cap Regulations". The Company shall take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Series F Preferred Stock without violating the "Cap Regulations". If despite taking such steps, the Company is limited in the number of shares of Common Stock it may issue by the "Cap Regulations," to the extent that the Company cannot issue such shares of Common Stock, due upon a Notice of Conversion, without violating the Cap Regulations, the Company shall immediately notify Buyer the number of shares of the Series F Preferred Stock which are not convertible as a result of said Cap Regulations (the "Unconverted Preferred Stock") and within five (5) Business Days of the applicable Notice of Conversion redeem the Unconverted Preferred Stock for an amount in cash (the "Redemption Amount") equal to the "Economic Benefit" of such Unconverted Preferred Stock. "ECONOMIC BENEFIT" for purposes of this
Article XIII shall mean the dollar value derived if such Unconverted Preferred Stock were converted into Common Stock as set forth in the Notice of Conversion and the Common Stock was sold on the date of the Notice of Conversion at the Closing Bid Price of the Common Stock on the date of the Notice of Conversion.


                  IN WITNESS WHEREOF, I have subscribed my name this 17th day of February, 2000.

                                        GLOBAL MAINTECH CORPORATION


                                        By: /s/ James Geiser
                                           --------------------------------
                                                Name: James Geiser
                                                Title: Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           GLOBAL MAINTECH CORPORATION


         6. The name of the corporation is Global MAINTECH Corporation, a Minnesota corporation.

         7. The amendment adopted is:

                  "Paragraph 3.1 of Article 3 of the Company's Third Amended and Restated Articles of Incorporation is hereby amended as follows: 3.1 Designation and Number. The aggregate number of authorized shares of the corporation is 18,500,000 shares, no par value, of which 887.980 shares shall be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock") be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 123,077 shall be designated Series B Convertible Cumulative Preferred Stock (the "Series B Preferred Stock"), 1,675 shall be designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"), and 9,698,992 shares shall be divisible into such classes and series, have such designations, voting rights, and other rights and preferences and be subject to such restriction as the Board of Directors of the corporation may from time to time establish, fix and determine consistent with the provisions hereof. Unless otherwise designated in these Third Restated Articles by the Board of Directors, all issued shares shall be deemed "Common Stock" (as defined in Section 3.4(d)) with equal rights and preferences. The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are set forth in this Article 3."

         8. The amendment has been adopted pursuant to Section 139 of the Minnesota Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned, James Geiser, Secretary of Global MAINTECH Corporation, being duly authorized on behalf of Global MAINTECH Corporation, has executed this document this 7th day of April, 2000.


                                        /s/ James Geiser
                                        --------------------------------------
                                        James Geiser, Secretary

                             ARTICLES OF CORRECTION
                                       OF
                           GLOBAL MAINTECH CORPORATION


         In order to correct the Global MAINTECH Corporation Certificate of Designation of Series D Convertible Preferred Stock as filed with the Minnesota Secretary of State on March 3, 2000, in accordance with the provisions set forth in Minnesota Statutes Section 5.16, the undersigned hereby makes the following statements:

         9. The name of the person who filed the instrument is James Geiser.

         10. The instrument to be corrected is the Global MAINTECH Corporation Certificate of Designation of Series F Convertible Preferred Stock a filed with the Minnesota Secretary of State on March 3, 2000.

         11. The errors to be corrected are in the heading, in the first paragraph, in Article II, in Article V and in Article IX.

         12. The attached Corrected Global MAINTECH Corporation Certificate of Designation of Series F Convertible Preferred Stock reflects the corrections (the attached is marked to show the corrections).

         IN WITNESS WHEREOF, I have subscribed my name this 21st day of April, 2000.


                                        /s/ James Geiser
                                        --------------------------------------
                                        James Geiser, Secretary

                                    CORRECTED

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES F CONVERTIBLE PREFERRED STOCK

                                       OF

                           GLOBAL MAINTECH CORPORATION

          (Adopted pursuant to the Minnesota Business Corporation Act)


                  The undersigned hereby certifies that the Board of Directors of GLOBAL MAINTECH CORPORATION, a Minnesota corporation (the "COMPANY"), duly adopted the following resolutions effective as of February 16, 2000:

                  RESOLVED, a series of preferred stock of the Company is created and the relative rights, preferences, and limitations of the shares of such series are as follows:

I. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series F Convertible Preferred Stock" (the "SERIES F PREFERRED STOCK") and the number of shares constituting the Series F Preferred Stock shall be 2,000. The Series F Preferred Stock shall have a stated value (the "STATED VALUE") of $1,000 per share.

II. Dividends.

         A. The holders of shares of Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, subject to the prior declaration or payment of any dividend to which the holders of Series A Convertible Preferred Stock of the Company (the "SERIES A Stock") the Series B Convertible Cumulative Preferred Stock of the Company (the "SERIES B STOCK") the Series D Convertible Preferred Stock of the Company (the "SERIES D STOCK") and the Series E Convertible Preferred Stock of the Company (the "SERIES E STOCK") are entitled, and prior to, and in preference to, any declaration or payment of any dividend on the Common Stock of this Company, at a per share rate equal to eight percent (8%) per annum of the amount of the Stated Value of the Series F Preferred Stock, which is payable upon conversion (based upon a 365 calendar day year) as set forth below. Dividends shall begin to accrue as of the Issuance Date (as defined below). Any dividends payable pursuant to the provisions of this paragraph shall, at the Company's option, be payable in cash, or unrestricted shares of Common Stock of the Company within five Business Days (as defined below) of when due. The number of shares of Common Stock to be issued by the Company in lieu of a cash payment for dividends due as set forth herein shall be equal to the number of shares of Common Stock resulting from dividing the dollar amount of dividends owed by the Conversion Price (as defined below) on such date as the dividends are payable (if such date is not a Trading Day, then the next Trading Day (as defined below) immediately thereafter).

         B. Such dividends shall accrue on each share of Series F Preferred Stock from the Issuance Date, and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, for all Series F Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series F Preferred Stock, Common Stock or other security of the Company subordinate in liquidation to the Series F Preferred Stock. Dividends on the Series F Preferred Stock shall be non-participating and the holders of the Series F Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

III. Liquidation, Dissolution or Winding Up.

         A. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior liquidation preference of the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, and prior and in preference to any distribution of any assets of the Company to the holders of Common Stock, holders of each share of Series F Preferred Stock shall be entitled to receive out of the assets available for distribution to shareholders the Stated Value per share of Series F Preferred Stock plus eight percent (8%) per annum thereon from the Issuance Date (as defined below) to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the Company (the "LIQUIDATION AMOUNT").

         B. Upon the completion of any required distribution to the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, if the assets of the Company available for distribution to shareholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Company shall be distributed ratably to the holders of shares of Series F Preferred Stock.

         C. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series F Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series F Preferred Stock so as to be available for such payments, the holders of the Series F Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Preferred Stock of the Company in accordance with their respective terms.

IV. Voting. Holders of Series F Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

V. Conversion of Series F Preferred Stock. The holders of Series F Preferred Stock shall have the right, at such holder's option, to convert the Series F Preferred Stock into shares of Common Stock, on the following terms and conditions:

         A. Subject to the provisions of Section XI hereof, at any time or times after the earlier of (i) 61 days following the Effective Date, or (ii) 61 days following the Issuance Date, any holder of the Series F Preferred Stock shall be entitled to convert any whole number of such holder's shares of Series F Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, which is determined (per share of Series F Preferred Stock) by dividing (x) $1,000, by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

         B. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

                  A "BUSINESS DAY" shall be any day other than a Saturday, Sunday, national holiday or a day on which the New York Stock Exchange is closed.

                  The "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Nasdaq Stock Market as reported by Bloomberg L.P. ("BLOOMBERG"), or, if the Nasdaq Stock Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the NASD OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, the last closing trade price of such security as reported by Bloomberg, or, if no last closing bid or trade price is reported for such security by Bloomberg, the closing bid price shall be determined by reference to the closing bid price as reported on the Principal Market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the Company and the holders of two thirds of the outstanding shares of Series F Preferred Stock.

                  The "CONVERSION PRICE" shall mean, as of any Conversion Date (as defined below) the lesser of (i) $6.75 (the lowest Closing Bid Price of the Common Stock over the ten Trading Days ending on the Trading Day immediately prior to February 17, 2000) (the "Maximum Conversion Price") or (ii) 75% of the average of the three lowest Closing Bid Prices of the Common Stock during the 15 Trading Days (the "LOOKBACK PERIOD") immediately prior to the Conversion Date. On the last Trading Day of each month, starting on the first day of the fourth calendar month immediately following the Issuance Date, the Lookback Period will be increased by two Trading Days until the Lookback Period equals a maximum of 30 Trading Days.

                  "EFFECTIVE DATE" shall mean the date on which the Securities and Exchange Commission (the "SEC") first declares effective a Registration Statement registering the resale of up to 200% of the greater of (i) the number of shares of Common Stock issuable upon conversion of all of the Series F Preferred Stock outstanding on the Trading Day immediately preceding the day such Registration Statement is filed (ii) the number of shares of Common Stock issuable upon conversion of all of the Series F Preferred Stock outstanding on the Trading Day immediately preceding the day any amendment to such Registration Statement is filed.

                  The "ISSUANCE DATE" shall mean, with respect to each share of Series F Preferred Stock, the date of issuance of the applicable share of Series F Preferred Stock.

                  A "TRADING DAY" shall mean a day on which the Principal Market is open.

                  The "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the NASD OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  Holders of Series F Preferred Stock may exercise their right to convert the Series F Preferred Stock by telecopying an executed and completed notice of conversion in the agreed upon form (the "NOTICE OF CONVERSION") to the Company and delivering to Company the original Notice of Conversion and the certificate representing the Series F Preferred Stock being converted by reputable overnight courier within three (3) Business Days thereafter. Each Business Day (between the hours of 6:30 a.m. and 4:00 p.m. Pacific Time) on which a Notice of Conversion is telecopied to and received by the Company shall be deemed a "CONVERSION DATE." The Company will deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series F Preferred Stock (together with the certificates representing the share or shares of Series F Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within five Business Days after the later of (i) receipt by the Company of the original Notice of Conversion and the certificate representing the Series F Preferred Stock being converted, and (ii) the Conversion Date (the "DELIVERY DATE"). In addition to any other remedies which may be available to the holders of shares of Series F Preferred Stock, in the event that the Company fails to deliver such shares of Common Stock within five Business Days after the Delivery Date, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice (by similar method) to such effect to the Company whereupon the Company and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series F Preferred Stock certificates representing the portion of the Series F Preferred Stock converted shall be delivered as follows:

         To the Company:

                           Global MAINTECH Corporation
                           7578 Market Place Drive
                           Eden Prairie, MN 55344
                           Attention: CEO
                           Telephone: (612) 944-0400
                           Facsimile: (612) 944-3311

         with a copy to:

                           Dorsey & Whitney LLP
                           Pillsbury Center South
                           220 South Sixth Street
                           Minneapolis, Minnesota 55402-1498
                           Attention: Ken Cutler
                           Telephone: (612) 340-2740
                           Facsimile: (612) 340-8378

                  The Company understands that a delay in the issuance of the shares of Common Stock beyond the Delivery Date could result in economic loss to the holder. As compensation to the holder for such loss, the Company agrees to pay late payments to the holder in the event that Company's failure to issue and deliver the shares on the Delivery Date in accordance with the following schedule (where "No. Business Days Late" is defined as the number of Business Days beyond five (5) Business Days after the Delivery Date):

                                              Late Payment For Each $10,000
                                              of Preferred Stock Liquidation
                     No. Business Days Late   Amount Being Converted
                     ----------------------   ----------------------

                              1                    $100
                              2                    $200
                              3                    $300
                              4                    $400
                              5                    $500
                              >5                   $500 + $200 for each Business
                                                   Day Late beyond 10 days from
                                                   The Delivery Date

                  The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the holder's right to pursue actual damages or to cause the Company to redeem the Preferred Shares as provided below for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the

Common Stock to the holder. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails to deliver such shares of Common Stock within five (5) Business Days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Common Stock to the holder within ten (10) days after the Delivery Date, holder may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem all outstanding Preferred Stock in accordance with Section XI hereof.


                  If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of this Certificate of Designation and other agreements related hereto, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. The remedies set forth in this
Section V.B. shall be cumulative.

         C. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series F Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series F Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

         D. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that the holders of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series F Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series F Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series F Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         E. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series F Preferred Stock as provided herein, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series F Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The Company shall, upon written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series F Preferred Stock.

         F. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series F Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series F Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series F Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series F Preferred Stock if the holder contemporaneously requests the Company to convert such shares of Series F Preferred Stock into Common Stock.

         G. The Company shall not issue any fraction of a share of Common Stock upon any conversion. The Company shall round such fraction of a share of Common Stock up to the nearest whole share.

         H. In the event some but not all of the shares of Series F Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series F Preferred Stock which were not converted.

         I. Each share of Series F Preferred Stock outstanding two years from the Issuance Date shall automatically be converted into Common Stock on such date at the Conversion Price and such date shall be deemed the Conversion Date with respect to such shares.

         J. The Company shall pay any and all original issue and/or transfer taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series F Preferred Stock.

         K. Subject to the provisions of this Section, if the Company at any time shall issue any shares of Common Stock prior to the conversion of the entire Stated Value of the Series F Preferred Stock and dividends on such Series F Preferred Stock, otherwise than: (i) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof (including issuances pursuant to the Company's proposed transaction with Breece Hill Technologies, Inc.) as described in writing to the holders prior to the Issuance Date or in SEC filings made by the Company prior to the Issuance Date, or (ii) all shares reserved for issuance pursuant to the Company's existing stock option, incentive, or other similar plan, which plan and which grant is approved by the Board of Directors of the Company ((i) and (ii) collectively referred to as the "EXISTING OBLIGATIONS"), for a consideration less than the fixed Conversion Price set forth in (i) of the definition of Conversion Price in Section V.B. above (as adjusted from the date hereof (the "FIXED CONVERSION PRICE"), then, and thereafter successively upon each such issue, the fixed Conversion Price shall, from such date forward, equal the resulting quotient of the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Company upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the Existing Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         L. In the event a holder shall elect to convert any share or shares of Series F Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said shares of Series F Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of 133% of the Stated Value of the Series F Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains a favorable judgment.

VI. No Reissuance of Series F Preferred Stock. No share or shares of Series F Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series F Preferred Stock accordingly.

VII. Reservation of Shares. The Company shall, so long as any share or shares of the Series F Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series F Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series F Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall be up to 200% of the number of shares of Common Stock for which the Series F Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the Company shall immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII. Restrictions and Limitations.

         A. Except as expressly provided herein or as required by law, so long as any shares of Series F Preferred Stock remain outstanding, the Company shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series F Preferred Stock, voting as a separate class take any action that would adversely affect the rights, preferences or privileges of the holders of Series F Preferred Stock.

         B. Without limiting the generality of the preceding paragraph, the Company shall not so long as any shares of Series F Preferred Stock remain outstanding amend its Articles of Incorporation without the approval by the holders of all of the then outstanding shares of Series F Preferred Stock if such amendment would:

                  1. create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series F Preferred Stock;

                  2. reduce the amount payable to the holders of Series F Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series F Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company,

                  3. cancel or modify the conversion rights of the holders of Series F Preferred Stock provided for in Section V herein; or

                  4. cancel or modify the rights of the holders of the Series F Preferred Stock provided for in this Section.

IX. No Dilution or Impairment.

         A. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series F Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not establish a par value of any shares of stock receivable on the conversion of the Series F Preferred Stock above the amount payable therefor on such conversion,
(b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series F Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series F Preferred Stock set forth herein.

         B. If the Company at any time after the Issuance Date shall issue any shares of Common Stock prior to the conversion of all shares of the Series F Preferred and the dividends thereon, including without limitation, shares of Common Stock issued (i) pursuant to options (including those options delivered pursuant to any employee, officer or director stock option plan), warrants, or other contractual obligations, (ii) upon any private placement or secondary offering (iii) as a result of a stock dividend or split, then upon each such issuance of Common Stock the Maximum Conversion Price shall be reduced by:
(y)(I) the number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Maximum Conversion Price in effect at the time of such issuance, plus (II) the aggregate sum, if any, received by the Company in consideration for such issuance; divided by (z) the number of shares of Common Stock outstanding immediately after such issuance.

X. Notices of Record Date. In the event of:

         A. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         B. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

         C. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series F Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

XI. Redemption.

         A. For so long as the Company has not received a Notice of Conversion for such shares, the Company may, at its option, repay, in whole or in part, the Series F Preferred Stock shares at the Redemption Price (as defined below). The Series F Preferred Stock is redeemable as a series, in whole or in part, by the Company by providing written notice (the "REDEMPTION NOTICE") to the holder of the Series F Preferred Stock via facsimile at his or her address as the same shall appear on the books of the Company (the Business Day between the hours of 6:30 a.m. and 4:00 p.m. Pacific Time the Redemption Notice is received by the holders of the Series F Preferred Stock via facsimile is defined to be the "REDEMPTION NOTICE DATE"). Within ten Trading Days after the Redemption Notice Date the Company shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series F Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "REDEMPTION DATE"). Partial redemptions shall be in an aggregate principal amount of at least $100,000. If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the Company will select those to be redeemed pro-rata amongst the then holders of the Series F Preferred Stock based on the number of shares of Series F Preferred Stock then outstanding.

         B. In the event the Company serves a Redemption Notice, the Redemption Price shall be equal to the greater of (i) 125% of the Stated Value of the shares of Series F Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, or (ii) the "Economic Benefit" of the shares of Series F Preferred Stock which are the subject of such Redemption Notice. "ECONOMIC BENEFIT" shall mean the dollar value derived if the shares of Series F Preferred Stock which were the subject of the Redemption Notice were converted on the Redemption Notice Date and sold on the Redemption Notice Date at the Closing Bid Price of the Common Stock on the Redemption Notice Date.

         C. The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series F Preferred Stock to be redeemed will cease to accrue on such Redemption Date, (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Company has the full Redemption Price reserved as set forth in F. below. If fewer than all the shares of the Series F Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares. Within five Trading Days of the Redemption Notice Date, the Company shall wire transfer the appropriate amount of funds to the holders of the Series F Preferred Stock. If the Company fails to comply with the redemption provisions set forth herein by the sixth Trading Day after the Redemption Notice Date (or in the case of a public offering as contemplated in F below, by the sixth Trading Day after the Redemption Notice Date) relating to the Redemption Notice, the redemption will be declared null and void and the Company shall not be permitted to serve another Redemption Notice. For the first five Trading Days after the Redemption Notice Date, the holders of the Series F Preferred Stock will retain their conversion rights with respect to a maximum of twenty percent (20%) of the number of shares subject to the redemption. If the holders of the Series F Preferred Stock elect to so convert the Series F Preferred Stock after the receipt of the Redemption Notice, the Company must receive notice of such election within twenty-four (24) hours from the time the Redemption Notice was received by the holders of the Series F Preferred Stock. In the event the Company has not complied with the redemption provisions set forth herein the Company must comply with the delivery requirements of any then outstanding Conversion Notice as set forth herein. The holders shall send the shares of Series F Preferred Stock being redeemed or converted to the Company within three
(3) Business Days after they have received good funds for the Redemption Price of the redeemed shares.

         D. Subject to the receipt by the holders of the Series F Preferred Stock being redeemed of the wire transfer of the Redemption Price as described above, each share of Series F Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series F Preferred Stock, including the right to conversion shall cease without further action.

         E. The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.

         F. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                           (a) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                           (b) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

                           (c) a combination of the items set forth in (i) and
         (ii) above, aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the Company's securities for an amount in excess of the Redemption Price, the Company shall not be required to have the full amount of the Redemption Price available to it as set forth above.

XII. 4.99% Limitation. Notwithstanding the provisions hereof, in no event shall each holder be entitled to convert any shares of the Series F Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted shares of the Series F Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the shares of Series F Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any issuance by the Company to a holder in excess of the limit contained in this Paragraph shall be null and void, AB INITIO, and upon notice of such invalid issuance, the Company shall correct its books and cause its transfer agent's books to be corrected forthwith to reflect that the holder's ownership of Common Stock is within the limit set forth herein. Holder shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the holder that the reissuance of such shares would not cause such holder to have a beneficial ownership interest in excess of 4.99%. The Company hereby indemnifies and holds each holder free and harmless in connection with any and all liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs arising from or relating to claims made by any third parties with respect to any and all purported violations by each holder under Sections 13(d) and 16 resulting from a conversion(s) of the Series F Preferred Stock, unless such claim arises from such holder's default of its obligations hereunder, or representations or warranties contained herein. The 4.99% limitation shall not apply to the automatic conversion upon the Maturity Date as contained herein.

XIII "Cap Regulations". The Company shall take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Series F Preferred Stock without violating the "Cap Regulations". If despite taking such steps, the Company is limited in the number of shares of Common Stock it may issue by the "Cap Regulations," to the extent that the Company cannot issue such shares of Common Stock, due upon a Notice of Conversion, without violating the Cap Regulations, the Company shall immediately notify Buyer the number of shares of the Series F Preferred Stock which are not convertible as a result of said Cap Regulations (the "Unconverted Preferred Stock") and within five (5) Business Days of the applicable Notice of Conversion redeem the Unconverted Preferred Stock for an amount in cash (the "Redemption Amount") equal to the "Economic Benefit" of such Unconverted Preferred Stock. "ECONOMIC BENEFIT" for purposes of this
Article XIII shall mean the dollar value derived if such Unconverted Preferred Stock were converted into Common Stock as set forth in the Notice of Conversion and the Common Stock was sold on the date of the Notice of Conversion at the Closing Bid Price of the Common Stock on the date of the Notice of Conversion.

                  IN WITNESS WHEREOF, I have subscribed my name this 21st day of April, 2000.

                                        GLOBAL MAINTECH CORPORATION


                                        By: /s/ James Geiser
                                           -------------------------------
                                                Name: James Geiser
                                                Title: Secretary

                               ARTICLES OF MERGER
                                       OF
                         SINGLEPOINT SYSTEMS CORPORATION
                                      INTO
                           GLOBAL MAINTECH CORPORATION


                  The undersigned hereby certifies as follows:

                  1. The Plan of Merger attached hereto as Exhibit A, for the merger with and into Global MAINTECH Corporation of its wholly owned subsidiary, Singlepoint Systems Corporation, was duly adopted and approved by the board of directors of Global MAINTECH Corporation in accordance with Section 302A.621 of the Minnesota Business Corporation Act.

                  2. The number of outstanding shares of each class and series of stock of Singlepoint Systems Corporation is 10 shares of common stock, $.01 par value. All of the outstanding shares of such stock are owned by Global MAINTECH Corporation.

                  3. Since Singlepoint Systems Corporation has no shareholders other than Global MAINTECH Corporation, no copy of the Plan of Merger was mailed to any shareholder of Singlepoint Systems Corporation.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of Global MAINTECH Corporation, has executed this document this 10th day of August, 2000.


                                        GLOBAL MAINTECH CORPORATION


                                                 /s/ Trent Wong
                                        ----------------------------------------
                                        By:            Trent Wong
                                            ------------------------------------
                                        Its:           CEO
                                             -----------------------------------

                                                                       EXHIBIT A

                                 PLAN OF MERGER
                                       OF
                         SINGLEPOINT SYSTEMS CORPORATION
                                      INTO
                           GLOBAL MAINTECH CORPORATION


                  1. The name of the subsidiary corporation is Singlepoint Systems Corporation.

                  2. The name of the parent corporation is Global MAINTECH Corporation.

                  3. The parent corporation shall be the surviving corporation, and its name after the merger shall be Singlepoint Systems Corporation.

                  4. The merger shall be effective when articles of merger with respect to the merger are filed with the Minnesota secretary of state (the "Effective Date").

                  5. Upon the Effective Date, all outstanding shares of each class and series of stock of the subsidiary corporation shall be canceled, and no shares of the surviving corporation shall be issued in lieu thereof.

                  6. Upon the Effective Date, the provisions of section 302A.641, subdivisions 2 and 3, of the Minnesota Business Corporation Act shall apply.

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                         SINGLEPOINT SYSTEMS CORPORATION

   (Adopted pursuant to Section 401 of the Minnesota Business Corporation Act)


         The undersigned hereby certifies that the Board of Directors of SINGLEPOINT SYSTEMS CORPORATION, a Minnesota corporation (the "COMPANY"), duly adopted the following resolutions effective as of August 9, 2000:

         RESOLVED, a series of preferred stock of the Company is created and the relative rights, preferences, and limitations of the shares of such series are as follows:

I. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series G Convertible Preferred Stock" (the "SERIES G PREFERRED STOCK"), and the number of shares constituting the Series G Preferred Stock shall be 1,000. The Series G Preferred Stock shall have a stated value (the "STATED VALUE") of $1,000 per share.

II. Dividends.

         A. The holders of shares of Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, subject to the prior declaration or payment of any dividend to which the holders of Series A Convertible Preferred Stock of the Company (the "SERIES A Stock"), the Series B Convertible Preferred Stock of the Company (the "SERIES B STOCK"), the Series D Convertible Preferred Stock of the Company (the "SERIES D STOCK"), the Series E Convertible Preferred Stock of the Company (the "SERIES E STOCK"), and the Series F Convertible Preferred Stock of the Company (the "SERIES F STOCK" and, together with the Series A Stock, Series B Stock, Series D Stock, and Series E Stock, the "PRIORITY PREFERRED STOCK)," are entitled, and prior to, and in preference to, any declaration or payment of any dividend on the common stock, no par value, of the Company (the "COMMON STOCK"), at a per share rate equal to eight percent (8%) per annum of the amount of the Stated Value of the Series G Preferred Stock, which is payable upon conversion (based upon a 365 calendar day year) as set forth below. Dividends shall begin to accrue as of the Issuance Date (as defined below). Any dividends payable pursuant to the provisions of this paragraph shall, at the Company's option, be payable in cash, or unrestricted shares of Common Stock of the Company within five Business Days (as defined below) of when due. The number of shares of Common Stock to be issued by the Company in lieu of a cash payment for dividends due as set forth herein shall be equal to the number of shares of Common Stock resulting from dividing the dollar amount of dividends owed by the Conversion Price (as defined below) on such date as the dividends are payable (if such date is not a Trading Day, then the next Trading Day (as defined below) immediately thereafter).

         B. Such dividends shall accrue on each share of Series G Preferred Stock from the Issuance Date, and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, for all Series G Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series G Preferred Stock, Common Stock or other security of the Company subordinate in liquidation to the Series G Preferred Stock. Dividends on the Series G Preferred Stock shall be non-participating and the holders of the Series G Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

III. Liquidation, Dissolution or Winding Up.

         A. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior liquidation preference of the holders of the Priority Preferred Stock and prior and in preference to any distribution of any assets of the Company to the holders of Common Stock, holders of each share of Series G Preferred Stock shall be entitled to receive out of the assets available for distribution to shareholders the Stated Value per share of Series G Preferred Stock plus eight percent (8%) per annum thereon from the Issuance Date (as defined below) to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the Company (the "LIQUIDATION AMOUNT").

         B. Upon the completion of any required distribution to the holders of the Priority Preferred Stock, if the assets of the Company available for distribution to shareholders shall be insufficient to pay the holders of shares of Series G Preferred Stock the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Company shall be distributed ratably to the holders of shares of Series G Preferred Stock.

         C. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series G Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series G Preferred Stock so as to be available for such payments, the holders of the Series G Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Preferred Stock of the Company in accordance with their respective terms.

IV. Voting. Holders of Series G Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

V. Conversion of Series G Preferred Stock. The holders of Series G Preferred Stock shall have the right, at such holder's option, to convert the Series G Preferred Stock into shares of Common Stock, on the following terms and conditions:

         A. Subject to the provisions of Section XI hereof, at any time or times after the Issuance Date any holder of the Series G Preferred Stock shall be entitled to convert any whole number of such holder's shares of Series G Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, which is determined (per share of Series G Preferred Stock) by dividing (x) $1,000, by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

         B. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

                  A "BUSINESS DAY" shall be any day other than a Saturday, Sunday, national holiday or a day on which the New York Stock Exchange is closed.

                  The "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Nasdaq Stock Market as reported by Bloomberg L.P. ("BLOOMBERG"), or, if the Nasdaq Stock Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the NASD OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, the last closing trade price of such security as reported by Bloomberg, or, if no last closing bid or trade price is reported for such security by Bloomberg, the closing bid price shall be determined by reference to the closing bid price as reported on the Principal Market. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the Company and the holders of two thirds of the outstanding shares of Series G Preferred Stock.

                  The "CONVERSION PRICE" shall mean, as of any Conversion Date (as defined below) the lesser of (i) $1.62 (the "MAXIMUM CONVERSION PRICE") or
(ii) 75% of the average of the three lowest Closing Bid Prices of the Common Stock during the 15 Trading Days (the "LOOKBACK PERIOD") immediately prior to the Conversion Date. On the last Trading Day of each month, starting on the first day of the fourth calendar month immediately following the Issuance Date, the Lookback Period will be increased by two Trading Days until the Lookback Period equals a maximum of 30 Trading Days.

                  "EFFECTIVE DATE" shall mean the date on which the Securities and Exchange Commission (the "SEC") first declares effective a Registration Statement registering the resale of 200% of the greater of (i) the number of shares of Common Stock issuable upon conversion of all of the Series G Preferred Stock outstanding on the Trading Day immediately preceding the day such Registration Statement is filed and (ii) the number of shares of Common Stock issuable upon conversion of all of the Series G Preferred Stock outstanding on the Trading Day immediately preceding the day any amendment to such Registration Statement is filed.

                  The "ISSUANCE DATE" shall mean, with respect to each share of Series G Preferred Stock, the date of issuance of the applicable share of Series G Preferred Stock.

                  A "TRADING DAY" shall mean a day on which the Principal Market is open.

                  The "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the NASD OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  Holders of Series G Preferred Stock may exercise their right to convert the Series G Preferred Stock by telecopying an executed and completed notice of conversion in the agreed upon form (the "NOTICE OF CONVERSION") to the Company and delivering to Company the original Notice of Conversion and the certificate representing the Series G Preferred Stock being converted by reputable overnight courier within three (3) Business Days thereafter. The term "CONVERSION DATE" shall mean, with respect to any conversion elected by the holder of the Series G Preferred Stock, the date specified in the Notice of Conversion, provided that the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date. The Company will deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series G Preferred Stock (together with the certificates representing the share or shares of Series G Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within three Business Days after the Conversion Date, provided the Company has received the original Notice of Conversion and Series G Preferred Stock certificate being so converted on or before the close of business of the third Business Day after the Conversion Date. In addition to any other remedies which may be available to the holders of shares of Series G Preferred Stock, in the event that the Company fails to deliver such shares of Common Stock within such three Business Day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice (by similar method) to such effect to the Company whereupon the Company and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided that any such revocation shall not affect the Company's obligation to make the payments set forth below. The Notice of Conversion and Series G Preferred Stock certificates representing the portion of the Series G Preferred Stock converted shall be delivered as follows:

         To the Company:

                           Singlepoint Systems Corporation
                           c/o Singlepoint Systems, Inc.
                           4020 Moorpark Avenue, Suite 115
                           San Jose, CA 95117-1845
                           Attention: Trent Wong, CEO
                           Telephone: (408) 557-6500
                           Facsimile: (408) 557-6510

         with a copy to:

                           Dorsey & Whitney LLP
                           Pillsbury Center South
                           220 South Sixth Street
                           Minneapolis, Minnesota 55402-1498
                           Attention: Ken Cutler
                           Telephone: (612) 340-2740
                           Facsimile: (612) 340-8378

                  The Company understands that a delay in the issuance of the shares of Common Stock beyond the later of the Conversion Date or the date on which the certificates representing Series G Preferred Stock subject to the Notice of Conversion have been delivered to the Company (the "DELIVERY DATE") could result in economic loss to the holder. As compensation to the holder for such loss, the Company agrees to make late payments to the holder in the event that the Company's failure to issue and deliver the shares on the Delivery Date in accordance with the following schedule (where "NO. BUSINESS DAYS Late" is the number of Business Days beyond three (3) Business Days after the Delivery Date):

                                               Late Payment For Each $10,000
                                               of Preferred Stock Liquidation
                     No. Business Days Late    Amount Being Converted
                     ----------------------    ----------------------

                              1                    $100
                              2                    $200
                              3                    $300
                              4                    $400
                              5                    $500
                              >5                   $500 + $200 for each Business
                                                   Day Late beyond 5 Business
                                                   Days Late

                  The Company shall make any payments incurred under this
Section in immediately available funds upon demand. Nothing herein shall limit the holder's right to pursue actual damages or to cause the Company to redeem the Series G Preferred Stock as provided below for the Company's actions or inactions resulting in the Company's transfer agent's failure to issue and deliver the Shares to the holder. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Shares to the holder within ten (10) days after the Delivery Date, holder may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem all outstanding Preferred Stock in accordance with Section XI hereof.

                  If, by the Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Series G Preferred Stock and after such Delivery Date, the holder of the Series G Preferred Stock being converted (a "CONVERTING HOLDER") purchases, in an open market transaction or otherwise, shares of Common Stock (the "COVERING SHARES") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "SOLD SHARES"), which delivery such Converting Holder anticipated to make using the Common Stock to be issued upon such conversion (a "BUY-IN"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of this Certificate of Designation and other agreements related hereto, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "BUY-IN ADJUSTMENT AMOUNT" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. The remedies set forth in this Section V.B shall be cumulative.

         C. If the Common Stock issuable upon the conversion of the Series G Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series G Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series G Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

         D. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that each of the holders of the Series G Preferred

Stock shall thereafter be entitled to receive upon conversion of the Series G Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series G Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series G Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series G Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         E. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series G Preferred Stock as provided herein, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series G Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any holder of Series G Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series G Preferred Stock.

         F. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series G Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series G Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series G Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series G Preferred Stock if the holder contemporaneously requests the Company to convert such shares of Series G Preferred Stock into Common Stock.

         G. The Company shall not issue any fraction of a share of Common Stock upon any conversion. The Company shall round such fraction of a share of Common Stock up to the nearest whole share.

         H. In the event some but not all of the shares of Series G Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series G Preferred Stock which were not converted.

         I. Each share of Series G Preferred Stock outstanding two years from the Issuance Date (the "MATURITY DATE") shall automatically be converted ("AUTOMATIC CONVERSION") into Common Stock on such date at the Conversion Price and such date shall be deemed the Conversion Date with respect to such shares; provided, however, that in the event that the Company is in default hereunder on the Maturity Date, Automatic Conversion shall not occur until the first Business Day following the date on which such default has been cured.

         J. The Company shall pay any and all original issue and/or transfer taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series G Preferred Stock.

         K. [Reserved]

         L. In the event a holder shall elect to convert any share or shares of Series G Preferred Stock as provided herein, the Company may not refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said shares of Series G Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of 133% of the Stated Value of the Series G Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains a favorable judgment.

VI. No Reissuance of Series G Preferred Stock. No share or shares of Series G Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series G Preferred Stock accordingly.

VII. Reservation of Shares. The Company shall, so long as any share or shares of the Series G Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series G Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series G Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Series G Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the Company shall immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII. Restrictions and Limitations.

         A. Except as expressly provided herein or as required by law, so long as any shares of Series G Preferred Stock remain outstanding, the Company shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series G Preferred Stock, voting as a separate class, take any action that would adversely affect the rights, preferences or privileges of the holders of Series G Preferred Stock.

         B. Without limiting the generality of the preceding paragraph, the Company shall not so long as any shares of Series G Preferred Stock remain outstanding amend its Articles of Incorporation without the approval by the holders of all of the then outstanding shares of Series G Preferred Stock if such amendment would:

                  1. create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series G Preferred Stock;

                  2. reduce the amount payable to the holders of Series G Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series G Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company;

                  3. cancel or modify the conversion rights of the holders of Series G Preferred Stock provided for in Section V herein; or

                  4. cancel or modify the rights of the holders of the Series G Preferred Stock provided for in this Section.

IX. No Dilution or Impairment.

         A. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series G Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not establish a par value of any shares of stock receivable on the conversion of the Series G Preferred Stock above the amount payable therefor on such conversion,
(b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series G Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series G Preferred Stock set forth herein.

         B. If the Company at any time after the issuance of the Series G Preferred Stock shall issue any shares of Common Stock prior to the conversion of all shares of the Series G Preferred Stock and the dividends thereon, including without limitation, shares of Common Stock issued (i) pursuant to options (including those options delivered pursuant to any employee, officer or director stock option plan), warrants, or other contractual obligations, except for options, warrants, outstanding on the Issuance Date, (ii) upon any private placement or secondary offering (iii) as a result of a stock dividend or split, then following each such issuance of Common Stock the Maximum Conversion Price shall equal the lesser of (A) the Maximum Conversion Price immediately prior to such issuance or
(B) (y)(I) the number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Maximum Conversion Price in effect at the time of such issuance, plus (II) the aggregate sum, if any, received by the Company in consideration for such issuance; divided by (z) the number of shares of Common Stock outstanding immediately after such issuance.

X. Notices of Record Date. In the event of:

         A. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         B. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

         C. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series G Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

XI. Redemption.

         A. For so long as the Company has not received a Notice of Conversion for such shares, the Company may, at its option, repay, in whole or in part, the Series G Preferred Stock shares at the Redemption Price (as defined below). The Series G Preferred Stock is redeemable as a series, in whole or in part, by the Company by providing written notice (the "REDEMPTION NOTICE") to the holder of the Series G Preferred Stock via facsimile at his or her address as the same shall appear on the books of the Company (the Business Day between the hours of 6:30 a.m. and 4:00 p.m. Pacific Time the Redemption Notice is received by the holders of the Series G Preferred Stock via facsimile is defined to be the "REDEMPTION NOTICE DATE"). Within ten Trading Days after the Redemption Notice Date the Company shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series G Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "REDEMPTION DATE"). Partial redemptions shall be in an aggregate principal amount of at least $100,000. If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the Company will select those to be redeemed pro-rata amongst the then holders of the Series G Preferred Stock based on the number of shares of Series G Preferred Stock then outstanding.

         B. In the event the Company serves a Redemption Notice, the Redemption Price shall be equal to the greater of (i) 125% of the Stated Value of the shares of Series G Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares, or (ii) the "ECONOMIC BENEFIT" of the shares of Series G Preferred Stock which are the subject of such Redemption Notice. "ECONOMIC BENEFIT" shall mean the dollar value derived if the shares of Series G Preferred Stock which were the subject of the Redemption Notice were converted on the Redemption Notice Date and sold on the Redemption Notice Date at the Closing Bid Price of the Common Stock on the Redemption Notice Date.

         C. The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series G Preferred Stock to be redeemed will cease to accrue on such Redemption Date, (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Company has the full Redemption Price reserved as set forth in Section F below. If fewer than all the shares of the Series G Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares. Within five Trading Days of the Redemption Notice Date, the Company shall wire transfer the appropriate amount of funds to the holders of the Series G Preferred Stock. If the Company fails to comply with the redemption provisions set forth herein by the sixth Trading Day after the Redemption Notice Date (or in the case of a public offering as contemplated in Section F below, by the sixth Trading Day after the Redemption Notice Date) relating to the Redemption Notice, the redemption will be declared null and void and the Company shall not be permitted to serve another Redemption Notice.

         For the first five Trading Days after the Redemption Notice Date, the holders of the Series G Preferred Stock will retain their conversion rights with respect to a maximum of twenty percent (20%) of the number of shares subject to the redemption. If the holders of the Series G Preferred Stock elect to so convert the Series G Preferred Stock after the receipt of the Redemption Notice, the Company must receive notice of such election within twenty-four (24) hours from the time the Redemption Notice was received by the holders of the Series G Preferred Stock. In the event the Company has not complied with the redemption provisions set forth herein the Company must comply with the delivery requirements of any then outstanding Conversion Notice as set forth herein. The holders shall send the shares of Series G Preferred Stock being redeemed or converted to the Company within three (3) Business Days after they have received good funds for the Redemption Price of the redeemed shares.

         D. Subject to the receipt by the holders of the Series G Preferred Stock being redeemed of the wire transfer of the Redemption Price as described above, each share of Series G Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series G Preferred Stock, including the right to conversion, shall cease without further action.

         E. The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.

         F. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                           (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                           (ii) immediately available credit facilities, in the full amount of the Redemption Price, with a bank or similar financial institution specifically allotted for such redemption; or

                           (iii) a combination of the items set forth in (i) and
         (ii) above, aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the Company's securities for an amount in excess of the Redemption Price, the Company shall not be required to have the full amount of the Redemption Price available to it as set forth above.

XII. 4.99% Limitation. Notwithstanding the provisions hereof, in no event shall any holder be entitled to convert any shares of the Series G Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted shares of the Series G Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the shares of Series G Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Any issuance by the Company to a holder in excess of the limit contained in this Paragraph shall be null and void, AB INITIO, and upon notice of such invalid issuance, the Company shall correct its books and cause its transfer agent's books to be corrected forthwith to reflect that the holder's ownership of Common Stock is within the limit set forth herein. Holder shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the holder that the reissuance of such shares would not cause such holder to have a beneficial ownership interest in excess of 4.99%. The Company hereby indemnifies and holds each holder free and harmless in connection with any and all liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs arising from or relating to claims made by any third parties with respect to any and all purported violations by each holder under Sections 13(d) and 16 resulting from a conversion(s) of the Series G Preferred Stock, unless such claim arises from such holder's default of its obligations hereunder, or representations or warranties contained herein. The 4.99% limitation shall not apply to the automatic conversion upon the Maturity Date as contained herein.

XIII. Cap Regulations. The Company shall take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Series G Preferred Stock without violating the "CAP REGULATIONS." If despite taking such steps, the Company is limited in the number of shares of Common Stock it may issue by the "Cap Regulations," to the extent that the Company cannot issue such shares of Common Stock, due upon a Notice of Conversion, without violating the Cap Regulations, the Company shall immediately notify the holder of the number of shares of the Series G Preferred Stock which are not convertible as a result of said Cap Regulations (the "UNCONVERTED PREFERRED STOCK") and within five (5) Business Days of the applicable Notice of Conversion redeem the Unconverted Preferred Stock for an amount in cash (the "REDEMPTION AMOUNT") equal to the greater of (i) 125% of the Stated Value of the shares of the Unconverted Preferred Stock, plus all accrued but unpaid dividends on such shares or (ii) the "Economic Benefit" of such Unconverted Preferred Stock. "ECONOMIC BENEFIT" for purposes of this Article XIII shall mean the dollar value derived if such Unconverted Preferred Stock were converted into Common Stock at the price set forth in the Notice of Conversion and the Common Stock was sold on the date of the Notice of Conversion at the Closing Bid Price of the Common Stock on the date of the Notice of Conversion.

         IN WITNESS WHEREOF, I have subscribed my name this 29th day of August, 2000.

                                        SINGLEPOINT SYSTEMS CORPORATION


                                        By: /s/ Charles A. Smart
                                           ------------------------------------
                                           Name: Charles A. Smart
                                           Title: Secretary

                     AMENDMENT OF ARTICLES OF INCORPORATION

The following amendments to articles regulating Singlepoint Systems Corporation were adopted:

                                 ARTICLE 1. NAME

         The name of the corporation is changed from Singlepoint Systems Corporation to Global MAINTECH Corporation.

                ARTICLE 2. REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the Corporation has changed from 7578 Market Place Drive, Eden Prairie, Minnesota 55344 to 2150 Third Avenue North, Suite 20, Anoka, Minnesota 55303.

                              ARTICLE 5. DIRECTORS

         The names of the Directors are William A. Erhart and Dale Ragan.

Dated:     2/28/01                          /s/ William A. Erhart
       ---------------                      -----------------------------------
                                            William A. Erhart
                                            Secretary, Corporate Counsel